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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1040 Spring Street Silver Spring, MD 20910	55 T.W. Alexander Drive Research Triangle Park, NC 27709

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2017 annual meeting of shareholders of United Therapeutics Corporation will be held at our co-headquarters located at 1110 Spring Street, Silver Spring, Maryland 20910, on Wednesday, June 28, 2017, at 4:00 p.m. local time for the following purposes:

  1.
  To elect the three Class III directors named in the Proxy Statement and nominated by our Board of Directors to serve three-year terms until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified or until their office is otherwise vacated;

  2.
  To vote on an advisory resolution to approve executive compensation;

  3.
  To vote on the frequency of future advisory votes to approve executive compensation;

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

  5.
  To consider and act upon such other business as may properly come before the annual meeting of shareholders and any adjournment or postponement thereof.

        Only shareholders as of May 1, 2017 are entitled to notice of, and to vote at, our 2017 annual meeting of shareholders.

        Important Notice Regarding the Availability of Proxy Materials for United Therapeutics Corporation's 2017 Annual Meeting of Shareholders to Be Held on Wednesday, June 28, 2017:

United Therapeutics Corporation's Proxy Statement and Annual Report on Form 10-K are available at:
http://ir.unither.com/annual-proxy.cfm.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THIS MEETING. If you wish to attend the meeting in person, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver's license, as described in the Proxy Statement.

        Please refer to page 24 of the Proxy Statement for a letter from the Chairman of our Compensation Committee of our Board of Directors.

By Order of the Board of Directors,

Paul A. Mahon Corporate Secretary

May 2, 2017
Silver Spring, Maryland
Research Triangle Park, North Carolina

i

PAGE
Table: Outstanding Equity Awards at 2016 Fiscal Year-End	53
Table: Option Exercises and Stock Vested in 2016	54
Table: Pension Benefits in 2016	55
Supplemental Executive Retirement Plan	55
Potential Payments Upon Termination or Change in Control	57
Table: Potential Payments Upon Termination or Change in Control	58
PROPOSAL NO. 4: Ratification of the Appointment of Ernst & Young LLP as United Therapeutics Corporation's Independent Registered Public Accounting Firm for 2017	61
REPORT OF OUR AUDIT COMMITTEE AND INFORMATION ON OUR INDEPENDENT AUDITORS	62
Report of our Audit Committee	62
Principal Accountant Fees and Services	64
Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of our Independent Auditors	64
OTHER MATTERS	65
Certain Relationships and Related Party Transactions	65
Beneficial Ownership of Common Stock	66
Section 16(a) Beneficial Ownership Reporting Compliance	69
Shareholder Proposals and Director Nominations	69
Other Business	70
Shareholders Sharing the Same Address	70
Annual Report	71
Attending the Annual Meeting	71
Annex A—Non-GAAP Financial Information	A-1
Proxy Card

ii

UNITED THERAPEUTICS CORPORATION

1040 Spring Street Silver Spring, MD 20910	55 T.W. Alexander Drive Research Triangle Park, NC 27709

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

General

        This Proxy Statement and the accompanying proxy card are being furnished to shareholders of United Therapeutics Corporation in connection with the solicitation by our Board of Directors (Board) of proxies to be voted at our 2017 annual meeting of shareholders (Annual Meeting) and any adjournment or postponement thereof. Our Annual Meeting will be held on Wednesday, June 28, 2017, beginning at 4:00 p.m. local time at our co-headquarters located at 1110 Spring Street, Silver Spring, Maryland 20910. Proxy materials or a Notice of Internet Availability of Proxy Materials (Notice) were first sent to shareholders on or about May 5, 2017.

Record Date and Outstanding Shares

        On May 1, 2017 (the Record Date), there were approximately 45,061,285 shares of our common stock outstanding and entitled to vote at our Annual Meeting. Only shareholders of record on the Record Date will be entitled to vote, either in person or by proxy, at our Annual Meeting, and each share will have one vote for each director nominee and one vote for each other matter to be voted on. If you are a beneficial owner of shares of our common stock (that is, you hold shares through a broker, bank, trust or other nominee), you must obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares if you wish to vote in person at the meeting.

Internet Availability of Proxy Materials

        As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On or about May 5, 2017, we sent to many of our shareholders a Notice containing instructions on how to access and review our proxy materials, including our Proxy Statement and the 2016 Annual Report on Form 10-K, and vote online.

        This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials did not receive the Notice and will receive the proxy materials in the format requested.

Solicitation

        We will bear the cost of soliciting proxies. Our officers and employees may solicit proxies in person or by telephone, fax, email or regular mail, and they will receive no additional compensation for such work. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service. We have also retained Georgeson Inc. to assist in soliciting proxies for a fee of approximately $12,000, plus customary expenses.

Voting Rights and Quorum

        Shares can be voted at our Annual Meeting only by shareholders who are present in person or represented by proxy. Whether or not you plan to attend our Annual Meeting in person, you are encouraged to vote your shares. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to achieve a quorum for the transaction of business at the Annual Meeting.

        If you are a shareholder of record (that is, you hold shares in your own name), you may revoke any proxy given pursuant to this solicitation at any time before it is exercised by delivering to the Corporate Secretary of United Therapeutics Corporation at 1040 Spring Street, Silver Spring, Maryland 20910, a written notice of revocation or a fully executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a beneficial owner (that is, you hold shares through a broker, bank, trust or other nominee), please contact your bank or broker to revoke a previously given proxy or change your voting instructions.

        If you are a beneficial owner, your broker, bank, trust or other nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions. Your broker, bank, trust or other nominee does not have the discretion to vote on non-routine matters. Only Proposal No. 4 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter. Proposals No. 1, 2 and 3 are not considered routine matters, and without your specific voting instructions your shares will not be voted on these proposals.

        Abstentions and "broker non-votes" (i.e., shares held by brokers, banks, trusts or other nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof) will be counted as present in determining whether the quorum requirement is satisfied.

Proxy

        If the enclosed proxy card is properly executed and returned prior to the Annual Meeting, the shares represented by the proxy card will be voted in accordance with the shareholder's directions. If the proxy card is signed and returned without any direction given, shares of our common stock represented by the proxy will be voted in accordance with our Board's recommendations as follows: (i) FOR the election of each of the three director nominees named on the proxy card; (ii) FOR the advisory resolution to approve executive compensation; (iii) to conduct future advisory votes to approve executive compensation every ONE YEAR; and (iv) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

Voting Requirements

  Election of Directors

        Directors are elected by a majority of votes cast at our Annual Meeting. A majority of votes cast means that the number of votes cast for the director nominee's election must exceed the number of votes cast against that director nominee's election. Broker non-votes and abstentions are not considered votes cast and therefore have no impact on the election of directors. Cumulative voting is not permitted in the election of directors. Proxies may not be voted for more than three nominees.

  All Other Proposals to Be Voted On

        The affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at our Annual Meeting, and entitled to vote on the matter, is required for approval of each of the other proposals to be voted on at the meeting. Abstentions have the same effect as an "against" vote. Broker non-votes, if any, have no impact on the vote.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board consists of ten members and is divided into three classes of three or four members each. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected to a three-year term. This year at our Annual Meeting, Professor Raymond Dwek, Mr. Christopher Patusky and Governor Tommy Thompson are nominees for election as Class III directors to serve three-year terms until our 2020 annual meeting of shareholders or until their successors are duly elected and qualified or their office is otherwise vacated.

        Each of our director nominees has consented to be named herein and to continue to serve on our Board of Directors, if elected. We do not anticipate that any nominee will become unable or unwilling to accept his or her nomination or election. If such an event should occur, the persons named on the proxy card intend to vote for the election of such other person as is recommended to our Board by our Nominating and Governance Committee in such nominee's stead. In the alternative, the persons named on the proxy card may simply vote for the remaining nominees, leaving a vacancy that may be filled at a later date by our Board of Directors, or our Board of Directors may reduce the size of our Board.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. We also endeavor to have a Board of Directors that, as a whole, represents a range of experiences in business, government, education and technology and in other areas that are relevant to our business activities. In addition, our Board believes there are certain attributes every director should possess, which are described in the Director Nominations and Diversity section below.

        In evaluating incumbent directors for re-nomination to our Board, the members of our Nominating and Governance Committee consider a variety of factors. These include each director's independence, financial literacy, personal and professional accomplishments, tenure on our Board and experience in light of our business goals. The following presents information concerning persons nominated for election as directors at our Annual Meeting and for those of our directors whose terms of office will continue after our Annual Meeting, including their age (as of the date of this Proxy Statement), membership on committees of our Board, principal occupations or affiliations during the last five years or more, director qualifications, and certain other directorships held. For additional information concerning the director nominees, including stock ownership and compensation, see the section entitled Non-Employee Director Compensation and the Beneficial Ownership of Common Stock table below.

 Nominees as Class III Directors for Election at our 2017 Annual Meeting of Shareholders

Raymond Dwek, C.B.E., F.R.S. Age 75	Professor Dwek is a Fellow of the Royal Society, London, and has served as Director of the Glycobiology Institute at the University of Oxford since 1988. He also served as Professor of Glycobiology at the University of Oxford from 1988 through 2009, and currently serves as Professor Emeritus. He was President of the Institute of Biology (a professional organization) from 2008 through 2010. From 2000 to 2006, Professor Dwek served as head of the Department of Biochemistry at the University of Oxford. Professor Dwek has been serving in various positions at the University of Oxford since 1966. In 1988, Professor Dwek was the scientific founder of Oxford GlycoSciences PLC, which was publicly traded on the London Stock Exchange and NASDAQ, and he served as a member of its Board of Directors until its sale in 2003. He was the 2007 Kluge Chair of Technology and Society at the U.S. Library of Congress. Professor Dwek is the founder of glycobiology, the study of the structure, biosynthesis and biology of sugar chains attached to proteins. He has served as a United Therapeutics director since 2002.

Professor Dwek has extensive scientific experience as both head of the Department of Biochemistry at the University of Oxford, one of the world's largest biochemistry departments, and as a biotechnology innovator at organizations such as the Glycobiology Institute and Oxford GlycoSciences PLC. In evaluating existing and potential new programs, our Board benefits from his scientific insight and experience in pharmaceutical research and development.
Christopher Patusky, J.D., M.G.A. Age 53 Vice Chairman of the Board Lead Independent Director Chairman, Nominating and Governance Committee Member, Audit Committee Member, Compensation Committee
Mr. Patusky has more than 25 years of experience in the private, public and nonprofit sectors. After graduating from The Harvard Law School, he clerked and practiced law from 1988 to 2000, focusing on litigation, intellectual property, and business startups. After receiving a masters degree in governmental administration from the University of Pennsylvania, Mr. Patusky served from 2002 to 2007 as the Executive Director and member of the faculty of the University of Pennsylvania's Fels Institute of Government. From 2007 to 2011, he served as the Director of the Office of Real Estate and member of the Senior Policy Team at the Maryland Department of Transportation, staying on in a part-time capacity until 2013. Since 2012, Mr. Patusky has served as the founding principal of Patusky Associates, LLC, which serves as a personal investment and consulting vehicle, as an executive manager of Slater Run Vineyards, LLC, his family's farm-based vineyard and winery, and as the owner of Country Baking, LLC, which owns a general store in his home community of Upperville, Virginia. Our Board of Directors has determined that Mr. Patusky meets the financial sophistication requirements of NASDAQ's listing standards. He has served as a United Therapeutics director since 2002.

Mr. Patusky brings to our Board extensive legal and business experience from his law career, and governance experience from his former position as an administrator and faculty member at the Fels Institute of Government. Mr. Patusky also brings to our Board familiarity with governmental regulation and relations between the government and the private sector due to his leadership experience in state government in the Maryland Department of Transportation. His responsibilities at the Fels Institute and the Maryland Department of Transportation included significant budgetary management and oversight responsibilities.
Tommy Thompson, J.D. Age 75 Member, Audit Committee
Before entering the private sector in 2005, Governor Thompson enjoyed a long and distinguished career in public service. As Secretary of the U.S. Department of Health and Human Services from 2001 to 2005, he was a leading advocate for the health and welfare of all Americans. He also served four terms as Governor of Wisconsin from 1987 to 2001. Governor Thompson served as a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C. from 2005 until January 2012. Governor Thompson has served as Chairman and Chief Executive Officer of Thompson Holdings, a consulting firm, since 2012. In 2017, Governor Thompson became an Adjunct Senior Advisor to Akin Gump. From 2005 to 2009, he also served as the Independent Chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation's most pressing health care and public health related challenges. He also served as chairman of the board of directors of AGA Medical Holdings, Inc. from 2005 until 2010, and is a member of the boards of directors of Centene Corporation, C.R. Bard, Inc., Physicians Realty Trust and TherapeuticsMD, Inc. He previously served on the boards of numerous other public companies, including Cancer Genetics Inc., CareView Communications, Inc., CNS Response, Inc., Cytori Therapeutics, Inc., SpectraScience, Tyme Technologies, Inc. and X Shares Advisors. Our Board has determined that Governor Thompson meets the financial sophistication requirements of NASDAQ's listing standards. Governor Thompson has served as a United Therapeutics director since 2010.

Governor Thompson brings to our Board experience in the healthcare industry, both as a public official (former Secretary of the U.S. Department of Health and Human Services) and in the private sector (Deloitte Center for Health Solutions), as well as public company board experience (AGA Medical Holdings, Inc., CareView Communications, Inc., Centene Corporation, C.R. Bard, Inc., Cytori Therapeutics, Inc., SpectraScience, CNS Response, Inc., Physicians Realty Trust, TherapeuticsMD, Inc., Tyme Technologies, Inc., X Shares Advisors) and knowledge of legislative affairs. Governor Thompson's legal experience from his private practice at Akin Gump Strauss Hauer & Feld LLP also is useful in our Board's oversight of our legal and regulatory compliance.

 Class I Directors Continuing in Office with Terms Ending in 2018

Katherine Klein, Ph.D. Age 60	Professor Klein has served as the Vice-Dean of the Wharton Social Impact Initiative since July 2012, and as The Wharton School's Edward H. Bowman Professor of Management since 2005. She also served as Professor of Management of The Wharton School from 2004 to 2005. Prior to joining Wharton, Professor Klein was on the faculty of the University of Maryland and a visiting professor at the Stanford Graduate School of Business. She received her B.A. from Yale University, and her Ph.D. in Community Psychology from the University of Texas at Austin. An award-winning organizational psychologist, Professor Klein has conducted extensive field research regarding a range of topics including team leadership, climate, conflict, social networks and effectiveness; organizational change and technology implementation; employee diversity; and employee responses to stock ownership. She has taught executive education and consulted with and studied a variety of for-profit and non-profit organizations including Charles Schwab, Rohm and Haas, North American Scientific, Medtronic, The Baltimore Shock Trauma Center, Penn Vet, the U.S. Census Bureau, and the Korean Management Association. Her research has been published in numerous top journals including Administrative Science Quarterly, Journal of Applied Psychology, the Academy of Management Journal, and the Academy of Management Review. She is also a former associate editor of the Journal of Applied Psychology and Administrative Science Quarterly. Professor Klein is a Fellow of the Academy of Management, the Society for Industrial and Organizational Psychology, the American Psychological Association, and the Association for Psychological Science. She has served as a United Therapeutics director since 2014.

As a professor and Vice-Dean at one of the world's leading business schools, Professor Klein brings valuable expertise in organizational behavior and employee ownership culture, two topics that are of vital importance to a growing biotech company like United Therapeutics. As we adapt to the needs of a more mature company while balancing our goal of maintaining an entrepreneurial culture designed to foster continued high growth and innovation, Professor Klein provides valuable insight to our Board.

Ray Kurzweil Age 69	Mr. Kurzweil is an inventor, entrepreneur and author, and has created several important technologies in the artificial intelligence field. He has received the National Medal of Technology, the MIT Lemelson Prize, twenty-one honorary doctorates, a Grammy award for his contributions to music technology, and honors from three U.S. Presidents. In 2002, Mr. Kurzweil was inducted into the National Inventors Hall of Fame. Since 1995, Mr. Kurzweil has served as the Chief Executive Officer of Kurzweil Technologies, Inc., a technology development firm. Since January 2013, he has also served as a Director of Engineering for Google Inc., a global technology and Internet search company. He has served as a United Therapeutics director since 2002.

Mr. Kurzweil brings to our Board extensive technological experience as an inventor and technology developer. His technical experience in the areas of artificial intelligence, telemedicine, and pharmaceutical research and development, and his experience in building businesses around his inventions, provide our Board with perspective in evaluating current and proposed technologies and business opportunities. Mr. Kurzweil also brings to our Board substantial corporate leadership experience from his role as Chief Executive Officer of Kurzweil Technologies, Inc.
Martine Rothblatt, Ph.D., J.D., M.B.A. Age 62 Chairman of the Board Chief Executive Officer
Dr. Rothblatt founded United Therapeutics in 1996 and served as Chairman and Chief Executive Officer since its inception through January 2015, when she became our Chairman and Co-Chief Executive Officer. She was promoted to her current role as Chairman and soul CEO in June 2016. Prior to founding United Therapeutics, she founded and served as Chairman and Chief Executive Officer of Sirius XM Satellite Radio. She is a co-inventor on six of our patents pertaining to treprostinil. In 2014, Dr. Rothblatt was appointed to the Committee of Science, Technology and Law of the National Research Council. She has served as a United Therapeutics director since 1996.

Dr. Rothblatt brings to our Board extensive leadership and business experience at technology companies such as Sirius XM Satellite Radio, as well as in-depth knowledge of our company from her service as our founder, Chairman and Chief Executive Officer. She also has substantial knowledge of medical ethics, having obtained her Ph.D. in medical ethics from the Royal College of Medicine and Dentistry, Queen Mary College, University of London.

Louis Sullivan, M.D. Age 83 Member, Compensation Committee Member, Nominating and Governance Committee	Dr. Sullivan was the founding President of Morehouse School of Medicine, from 1981 to 1989, served as President again from 1993 to 2002, and became President Emeritus in 2002. Dr. Sullivan was also one of the founders and served as Chairman of Medical Education for South African Blacks, Inc., a member of the National Executive Council for the Boy Scouts of America, and a member of the Board of Trustees of Little League of America. Dr. Sullivan served as Secretary of the U.S. Department of Health and Human Services from 1989 to 1993. He is a physician certified in internal medicine with a subspecialty certification in hematology. Dr. Sullivan currently serves on the board of directors of Emergent BioSolutions, Inc. (since 2005), a publicly-traded company. He also serves as Co-Chair of the Henry Schein Cares Foundation. Dr. Sullivan previously served on the boards of directors of a wide range of public companies, including General Motors Company, BioSante Pharmaceuticals, Inc., Bristol-Myers Squibb Company, Cigna Corporation, 3M Company, Henry Schein, Inc., Household International (now HSBC), Equifax and Georgia Pacific Corporation. He has served as a United Therapeutics director since 2002.

Dr. Sullivan brings to our Board extensive experience in the healthcare industry as a public official from his service as a Secretary of the U.S. Department of Health and Human Services, physician certified in internal medicine and professor and administrator at Morehouse School of Medicine. He also has substantial public company board experience gained from his service as a director of Henry Schein, Inc. and Emergent BioSolutions, Inc. as well as his previous public company board service.

 Class II Directors Continuing in Office with Terms Ending in 2019

Christopher Causey, M.B.A. Age 54 Chairman, Compensation Committee Member, Nominating and Governance Committee	Mr. Causey has served as the Principal of the Causey Consortium, a professional services organization providing business strategy and marketing counsel to the healthcare industry, since 2002. Previously, Mr. Causey served as a senior marketing officer for a variety of healthcare companies. From 2001 to 2002, Mr. Causey served as the Chief Marketing Officer for Definity Health Incorporated. He was also a member of the board of directors of Data Sciences International, Inc., a private company that develops wireless physiological monitoring solutions, from 2008 to 2013. Mr. Causey has served as a United Therapeutics director since 2003.

Drawing upon over 20 years of experience in strategic planning and marketing for health care delivery, financing and biotechnology organizations, including as Principal of Causey Consortium, Mr. Causey brings to our Board substantial experience in the health care and biotech industries. Our Board benefits from Mr. Causey's extensive leadership experience as a senior health care marketing executive.
Richard Giltner Age 53 Chairman, Audit Committee Member, Nominating and Governance Committee
From 2009 until his retirement in 2010, Mr. Giltner was a portfolio manager at Lyxor Asset Management, an asset management group at the French bank Société Générale. From 2006 until 2009, he served as a managing director of Société Générale Asset Management, an international fund management firm, and head of the European office for its fund of hedge funds group. From 2003 to 2006, Mr. Giltner was the global head of foreign exchange options for the investment banking arm of Société Générale. He also held various other managerial positions within Société Générale from 1991 until 2003. Mr. Giltner has been a private investor since his retirement from Société Générale in 2010. Our Board of Directors has determined that Mr. Giltner is an audit committee financial expert as defined under the rules and regulations of the Securities and Exchange Commission (SEC) and meets the financial sophistication requirements of NASDAQ's listing standards. Mr. Giltner has served as a United Therapeutics director since 2009.

Mr. Giltner brings to our Board over twenty years of experience in the financial sector, including international financial markets, financial derivatives, alternative investments and asset management. As our business continues to grow and expand, our Board benefits from Mr. Giltner's global business and financial experience and his perspective as an institutional investor as well as his leadership experience in international finance from his service in various management roles at Société Générale.

Judy Olian, Ph.D. Age 65 Member, Compensation Committee	Dean Olian is the dean of the UCLA Anderson School of Management and the John E. Anderson Chair in Management. Her research and business expertise centers on aligning organizational strategies and design with human resource systems and incentives, and managing top management teams. She began her UCLA appointment in 2006 after serving as dean and professor of management at the Smeal College of Business Administration at the Pennsylvania State University. Earlier, she served in various faculty and executive roles at the University of Maryland and its Robert H. Smith School of Business. Dean Olian serves or has been a member of various advisory boards, including the U.S. Studies Centre at the University of Sydney, Peking University Business School's International Advisory Board, Catalyst, a leading global think tank for women in business, and is Chairman of the Loeb Awards for Business Journalism. Born and raised in Australia, Dean Olian received her B.S. in Psychology from the Hebrew University, Jerusalem and her M.S. and Ph.D. in Industrial Relations from the University of Wisconsin, Madison. She was the Chairman of AACSB International, the premier thought leadership and accreditation organization for leading global business schools, and also serves on the board of directors of Ares Management, L.P., a publicly traded global alternative asset management firm, and UCLA Technology Development Corporation, a not-for-profit organization focused on protecting and optimizing the discoveries and inventions developed at UCLA. She has served as a United Therapeutics director since 2015.

As the dean of one of the world's leading business schools, Dean Olian brings valuable expertise in managing and leading a large organization. Her academic expertise, which centers on the alignment of organizational strategies with human resource systems and incentives, provides valuable insight to a growing biotech company like United Therapeutics. In addition, her experience as a director of Ares Management provides valuable public company board experience.

BOARD OF DIRECTORS, COMMITTEES, CORPORATE GOVERNANCE

The Role of our Board: Risk Oversight

        Our Board is responsible for overseeing the risks facing our company. Our Board works directly with our executive officers and other members of our senior management team in carrying out its risk oversight function. Our directors take a proactive, interested and detailed approach to their service on our Board, and set expectations to promote our success through the achievement of business objectives while maintaining high standards of responsibility and ethics. At its regularly scheduled meetings, our Board receives reports from our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, and may also receive reports from the Committee Chairmen, outside consultants and other members of senior management, among others. These presentations often include identification and assessment of risks our company currently faces or may face in the future. Our Board is able to ask questions, discuss and provide guidance to management on the risks presented, as well as any risks that our Board identifies. Our senior management team is responsible for assessing risk on a daily basis. Our Board expects that our senior management team continually identifies, assesses and manages the short-term and long-term risks faced by our company. If members of our senior management team identify risks that are material to our company, our Board may convene a special meeting to discuss, assess and address such risks.

        Our Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. Our Audit Committee's responsibilities include general oversight of our company's practices with respect to financial risk assessment and management. Our Compensation Committee's duties include overseeing an assessment of the incentives and risks arising from or related to our compensation policies and practices, including but not limited to those applicable to our executive officers, and evaluating whether those incentives and risks are appropriate. Our Nominating and Governance Committee's responsibilities include oversight of our company's practices with respect to legal and regulatory compliance risk.

        In April 2017, our Compensation Committee reviewed a risk assessment conducted by management and our Compensation Committee's independent compensation consultant, Radford, an Aon Hewitt company (Radford), to determine whether the design of our employee compensation programs and the amounts and components of employee compensation might create incentives for excessive risk-taking by our employees. Based on this review, our Compensation Committee concluded that the risks arising from our employee compensation programs are not reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that our compensation programs encourage employees, including our executives, to remain focused on a balance of the short-term and long-term operational and financial goals of our company, thereby reducing the potential for actions that involve an excessive level of risk. See the section entitled Compensation Discussion and Analysis—Key Governance Features of Our Executive Compensation Program for information regarding certain risk-mitigating features of our compensation programs.

Board of Directors Leadership

        Dr. Rothblatt, who founded our company, presently serves as Chairman of our Board and Chief Executive Officer. Our Board believes that the combined role of Chairman and Chief Executive Officer is an appropriate leadership structure for our company. In this regard, having a combined Chairman and Chief Executive Officer provides an efficient and effective leadership model for a growing entrepreneurial company like ours, as it fosters clear accountability, effective decision-making, and alignment on corporate strategy. In addition, because our Board works closely with our executive officers and members of senior management, there is a natural synergy in the combined Chairman and Chief Executive Officer role that facilitates our Board's guidance of management.

        The independent directors on our Board have designated Mr. Patusky as Lead Independent Director. The Lead Independent Director is selected annually by the independent directors. Among other responsibilities, our Lead Independent Director coordinates the activities of our independent directors, approves Board meeting schedules and agendas, chairs all meetings of our Board when the Chairman is not present, including executive sessions of our independent directors, and serves as principal liaison between our independent directors and our Chairman and senior management. The Lead Independent Director also has the authority to call executive sessions of the independent directors and is available for consultation and communication with major shareholders. A more detailed description of the responsibilities of the Lead Independent Director is included in our Corporate Governance Guidelines, which are available on our website at http://ir.unither.com/corporate-governance.cfm.

Director Nominations and Diversity

        The Nominating and Governance Committee of our Board does not have a formal policy with respect to considering director candidates or director diversity. Once our Nominating and Governance Committee identifies a potential director nominee, it screens the candidate, performs reference checks and conducts interviews with the assistance of our General Counsel. If the outcome of that process is favorable, our Nominating and Governance Committee may recommend the candidate to our Board for consideration.

        Our Nominating and Governance Committee considers candidates recommended by shareholders and evaluates them using the same criteria as it uses to evaluate all other candidates. Our Nominating and Governance Committee seeks to recommend director candidates who will enhance the quality of our Board's deliberations and decisions, who will take their duties seriously and who will promote the values and ethics to which we subscribe.

        A shareholder who wishes to recommend a prospective nominee for our Nominating and Governance Committee's consideration should submit the candidate's name and qualifications to our Corporate Secretary at the address set forth under Shareholder Communication with Directors below.

  Minimum Criteria for Director Candidates

        To be considered by our Nominating and Governance Committee, a director candidate must meet the following minimum criteria:

  •
  Personal and professional integrity;

  •
  A record of exceptional ability and judgment;

  •
  Ability and willingness to participate fully and work constructively in Board activities, including active participation in meetings of our Board and its committees;

  •
  Interest, capacity and willingness, in conjunction with the other members of our Board, to serve the interests of our shareholders;

  •
  Reasonable knowledge of the fields of our operations, as well as familiarity with the principles of corporate governance;

  •
  Expertise to serve on one or more committees of our Board; and

  •
  Absence of any personal or professional relationships that would adversely affect his or her ability to serve our best interests and those of our shareholders.

  Additional Qualities and Skills for Director Candidates

        In addition, our Nominating and Governance Committee is interested in candidates who possess the following skills:

  •
  The ability to contribute to the variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other characteristics that differ among members of our Board;

  •
  A desire to contribute positively to the existing tone and collaborative culture among our Board members; and

  •
  Professional and personal experiences and expertise relevant to achievement of our strategic objectives.

        Our Nominating and Governance Committee's evaluation of director nominees takes into account their ability to contribute these qualities and skills to our Board, and our Nominating and Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of our Board.

Director Independence

        Our Board has determined that: (i) Christopher Causey, Richard Giltner, Katherine Klein, Ray Kurzweil, Judy Olian, Christopher Patusky, Louis Sullivan and Tommy Thompson are independent in accordance with the NASDAQ listing standards; (ii) Martine Rothblatt is not independent due her employment as our Chief Executive Officer; (iii) as described below, in an abundance of caution, Raymond Dwek has been designated as not independent due to certain historical transactions between our company and the University of Oxford described in the section entitled Certain Relationships and Related Party Transactions below; (iv) Richard Giltner, Christopher Patusky and Tommy Thompson meet the heightened independence standards for audit committee members set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act); and (v) Christopher Causey, Judy Olian, Christopher Patusky and Louis Sullivan meet the heightened independence standards for compensation committee members under the NASDAQ listing standards.

        Prior to 2011, Professor Dwek was regarded as one of our independent directors. In 2011, our Board determined not to designate Professor Dwek as independent under the NASDAQ listing standards, after considering the transactions with the University of Oxford described in the section entitled Certain Relationships and Related Party Transactions below. Our Board believes that Professor Dwek brings significant and valuable independent insight to our Board, and does not believe that our relationship with Oxford University falls within any of the categorical prohibitions against a finding of independence under the NASDAQ listing standards. However, in an abundance of caution and in light of our relationship with Oxford, our Board no longer designates Professor Dwek as an "independent director" within the meaning of the NASDAQ listing standards.

Committees of our Board of Directors

        Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current composition of each committee is as follows:

	Audit	Compensation	Nominating and Governance

Christopher Causey		Chair	Member

Raymond Dwek(1)

Richard Giltner	Chair		Member

Judy Olian		Member

Katherine Klein

Ray Kurzweil

Christopher Patusky(2)	Member	Member	Chair

Martine Rothblatt(3)

Louis Sullivan		Member	Member

Tommy Thompson	Member

Notes:

(1)
Non-Independent Director

(2)
Lead Independent Director

(3)
Management (Non-Independent) Director

Audit Committee

        Our Audit Committee's responsibilities include:

  •
  Representing and assisting our Board in its oversight responsibilities regarding our accounting and financial reporting processes, the audits of our financial statements and system of internal controls over financial reporting, including the integrity of our financial statements, and the qualifications and independence of Ernst & Young LLP, our independent registered public accounting firm;

  •
  Retaining and terminating our independent auditors;

  •
  Approving in advance all audit and non-audit services to be performed by our independent auditors;

  •
  Approving related party transactions (as defined under the rules of the SEC); and

  •
  General oversight of our company's practices with respect to risk assessment and risk management.

        For additional information regarding the processes and procedures used by our Audit Committee, see the section entitled Report of our Audit Committee and Information on our Independent Auditors below.

        Our Audit Committee's duties are outlined in more detail in its charter.

Compensation Committee

        Our Compensation Committee oversees our company's compensation plans and policies, reviews and approves compensation for our executive officers, oversees the administration of our equity incentive and share tracking awards plans, reviews and approves grants of stock options and share tracking awards to our executive officers and the methodology and formulae for granting stock options and share tracking awards to other employees. Our Compensation Committee's responsibilities include:

  •
  Creating a system for awarding long-term and short-term performance-oriented incentive compensation to attract and retain senior management, and reviewing our compensation plans to confirm that they are appropriate, competitive and properly reflect our goals and objectives; and

  •
  Assisting our Board in discharging its responsibilities regarding compensation of our executive officers.

        Our Compensation Committee's charter provides that it may delegate responsibilities to subcommittees if it determines such a delegation would be in the best interest of our company. For additional information regarding the processes and procedures used by our Compensation Committee, see the section entitled Compensation Discussion and Analysis below.

        Our Compensation Committee's duties are outlined in more detail in its charter.

Independent Compensation Consultant

        Our Compensation Committee has the authority to engage advisors to assist it in carrying out its responsibilities. In accordance with this authority, our Compensation Committee directly engaged Towers Watson through May 2016 as its compensation consultant to provide advice to our Compensation Committee on our executive and non-employee director compensation practices and policies. In May 2016, our Compensation Committee retained Radford, an Aon Hewitt company, to replace Towers Watson as its independent advisor. Our Compensation Committee, in its discretion, may replace its independent compensation consultant or hire additional consultants at any time. Towers Watson did not provide any services to United Therapeutics other than providing advice with respect to executive and non-employee director compensation, and received compensation only for services it provided to or on behalf of our Compensation Committee. Radford performed additional services for United Therapeutics during 2016, namely consulting services for non-executive employee compensation matters, broad-based compensation survey data, and actuarial services relating to our SERP, and paid fees for these services totaling approximately $220,000. In addition, Radford affiliates (Aon Hewitt and its related entities) performed insurance and retirement plan advisory, risk management consulting and insurance brokerage services for United Therapeutics during 2016, for which we paid approximately $508,000 during 2016. Additional insurance premiums and related fees were paid to Aon Hewitt and passed through to insurance companies not affiliated with Aon Hewitt. Our Compensation Committee was advised of the nature and extent of these services, which were sought by management, when it appointed Radford as its independent compensation consultant in May 2016, and did not find that they impaired Radford's independence. Since most of these services commenced prior to Radford's appointment as our Compensation Committee's independent consultant, they were not approved by our Compensation Committee or Board of Directors. Our Compensation Committee considered the independence of Towers Watson and Radford in light of SEC rules regarding conflicts of interest involving compensation consultants and NASDAQ listing standards regarding compensation consultant independence. Based on its review, our Compensation Committee determined that Towers Watson and Radford were independent and that the work of Towers Watson and Radford did not raise any conflicts of interest. In making the foregoing determination, our Compensation Committee considered the following six factors, as well as other factors it deemed relevant: (i) the provision of other services to us by Towers Watson and Radford; (ii) the amount of fees Towers Watson and Radford received from us, as a percentage of their total revenue; (iii) the policies and procedures of Towers Watson and Radford that are designed to prevent conflicts of interest; (iv) the lack of any business or personal relationships of the Towers Watson and Radford consultants with any member of our Compensation Committee; (v) the lack of any United Therapeutics stock owned by the Towers Watson and Radford consultants performing services for our Compensation Committee; and (vi) the lack of any business or personal relationships of the Towers Watson or Radford consultants or Towers Watson or Radford themselves with any of our executive officers.

        Our Compensation Committee engaged Towers Watson and Radford during 2016 to review and advise our Compensation Committee on all principal aspects of executive and non-employee director compensation. This included base salaries, cash incentive bonus awards, and long-term incentive awards for our executive officers, and cash compensation and long-term incentive awards for non-employee directors. Towers Watson and/or Radford performed the following tasks for our Compensation Committee in 2016, among others:

  •
  Reviewing and advising on the structure of our compensation arrangements (i.e., base salary levels, cash incentive bonus award target levels and the size of long-term incentive award targets) for our Chairman and Chief Executive Officer and our other executive officers;

  •
  Reviewing and advising on the structure of our compensation arrangements for our non-employee directors;

  •
  Providing recommendations regarding the composition of our peer group;

  •
  Analyzing publicly available proxy data of companies within our peer group and survey data relating to executive compensation;

  •
  Conducting pay and performance analyses relative to our peer group;

  •
  Updating our Compensation Committee on industry trends and best practices with respect to executive long-term incentive compensation program design, including types of long-term incentive compensation awards, size of long-term incentive compensation grants, and aggregate long-term incentive compensation grant usage;

  •
  Reviewing our equity incentive awards against our design/cost targets and against industry norms;

  •
  Reviewing the Compensation Discussion and Analysis for our Proxy Statement;

  •
  Advising our Compensation Committee in connection with its risk assessment relating to our compensation programs; and

  •
  Working on special or ad-hoc projects for, or at the request of, our Compensation Committee as they arose.

        In the course of fulfilling these responsibilities, Towers Watson and Radford regularly communicated with our Compensation Committee Chairman outside of and prior to most Compensation Committee meetings. Our Compensation Committee regularly invites its independent compensation consultant to attend its meetings. In 2016, representatives of Towers Watson or Radford attended each of our Compensation Committee's six meetings.

        While our Compensation Committee considered its independent consultants' recommendations in 2016, our Compensation Committee's decisions, including the specific amounts paid to our executive officers and directors, were its own and may reflect factors and considerations in addition to the information and recommendations provided by its independent consultant.

Nominating and Governance Committee

        In addition to the responsibilities described in the section entitled Director Nominations and Diversity above, our Nominating and Governance Committee's responsibilities include:

  •
  Proposing nominees for election to our Board;

  •
  Proposing nominees to fill vacancies on our Board and newly created directorships;

  •
  Reviewing candidates for election to our Board recommended to us by our shareholders;

  •
  Recommending committee membership and chairmen;

  •
  Reviewing management succession plans;

  •
  Developing, evaluating, recommending to our Board and monitoring all matters with respect to corporate governance; and

  •
  Overseeing our compliance program.

        Our Nominating and Governance Committee's duties are outlined in more detail in its charter.

Corporate Governance Guidelines and Committee Charters

        Upon the recommendation of our Nominating and Governance Committee, our Board has adopted Corporate Governance Guidelines as a framework for the governance of our company. Our Corporate Governance Guidelines, along with the charter for each Board committee, are available electronically in the "Corporate Governance" section of the "Investors" page of our website, located at http://ir.unither.com/corporate-governance.cfm, or by writing to us at United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910, or by sending an e-mail to corporatesecretary@unither.com.

Stock Ownership Guidelines

        In 2011, our Board adopted Stock Ownership Guidelines applicable to our directors and Named Executive Officers (as defined below) in order to further align the financial interests of our directors and Named Executive Officers with those of our shareholders, to foster a long-term management orientation, and to promote sound corporate governance. For non-employee members of our Board, our Stock Ownership Guidelines provide an ownership target equal to the lesser of 5,000 shares or a value equivalent to five times the annual cash Board retainer. Non-employee members of our Board are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. Ownership targets for our Named Executive Officers (including those serving on our Board) are described below under Compensation Discussion and Analysis—Stock Ownership Guidelines.

        In determining ownership levels for each director under our Stock Ownership Guidelines, credit is provided for shares held outright, as well as the number of vested, but unexercised, stock options and share tracking awards. No credit is provided for restricted stock units until they vest. For purposes of vested, unexercised stock options and share tracking awards, shares will be calculated on an "as if exercised" basis, assuming a cashless exercise (in the case of stock options) and net of taxes (using an assumed 35% tax rate). As of March 31, 2017, all of our non-employee directors had met the ownership targets in our Stock Ownership Guidelines or were on track to do so within the allowed time period.

Meetings of our Board of Directors and Board Attendance at Annual Meetings of Shareholders

        Our full Board held five meetings during 2016. In addition, during 2016, our Audit Committee held six meetings, our Compensation Committee held six meetings, and our Nominating and Governance Committee held four meetings. Each of our directors attended more than 75% of the total number of meetings of our Board and the committees on which he or she served during 2016. In accordance with applicable NASDAQ listing standards, the independent members of our Board met without management present four times during 2016.

        Although attendance is not mandatory, our Board encourages all of its members to attend the annual meeting of shareholders. All ten of our directors attended our 2016 annual meeting of shareholders.

Shareholder Communication with Directors

        Shareholders are encouraged to address any director communications to our Corporate Secretary by overnight or certified mail, signature acceptance or return receipt required, at: United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910. Our Corporate Secretary has the authority to disregard or take other reasonable action with respect to any inappropriate shareholder communications. After confirming the stock ownership of the author of the communication, our Corporate Secretary will review the appropriateness of a shareholder communication based on the relevance of the communication to Board decisions. If deemed an appropriate communication, our Corporate Secretary will submit the shareholder communication to our Lead Independent Director.

Proxy Access

        We amended our By-laws in 2015 to implement proxy access, which allows a shareholder or a group of up to 20 shareholders owning shares representing at least 3% of the outstanding voting stock of our company entitled to vote in the election of directors continuously for at least three years, to nominate and include in our Proxy Statement their own director nominees constituting up to 20% of the total number of directors then serving on our Board (or up to 25% if fewer than 10 directors are then serving on our Board), provided that the shareholder(s) and the nominee(s) satisfy the requirements in our By-laws. Our Board carefully considered the feedback we received from our shareholders in creating a thoughtfully designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our shareholders, while affording a meaningful proxy access right. Shareholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with the procedures in our By-laws should follow the instructions under Shareholder Proposals and Director Nominations in this Proxy Statement.

Majority Voting

        In June 2015, as part of our Board's ongoing review of our corporate governance policies, we amended our By-laws to provide that director nominees shall be elected by a majority of votes cast in uncontested director elections. A majority of votes cast means that the number of votes cast for the director nominee's election must exceed the number of votes cast against that director nominee's election. In connection with this By-law amendment, our Board also adopted a director resignation policy set forth in our Corporate Governance Guidelines, providing that any director who is not elected by a majority of the votes cast is expected to tender his or her resignation to our Nominating and Governance Committee. Our Nominating and Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken, considering all factors that the Committee believes are relevant. Our Board will act on our Nominating and Governance Committee's recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to our director resignation policy will not participate in the proceedings of either the Committee or the Board with respect to his or her own resignation offer.

NON-EMPLOYEE DIRECTOR COMPENSATION

        In 2016, our non-employee director compensation program was comprised of three main elements:

  •
  an annual cash retainer (payable quarterly) for service as a member of our Board;

  •
  additional annual cash retainers (payable quarterly) for service on Board committees and for service as Lead Independent Director; and

  •
  stock options or restricted stock units (in either case, granted initially upon joining our Board, and thereafter on an annual basis) for service as a member of our Board.

        Directors may also be compensated for special assignments from our Board. In 2016, no such special assignments occurred that involved compensation to a director. Employee directors do not receive any compensation for service on our Board in addition to their regular compensation as employees.

        Our Compensation Committee and Nominating and Governance Committee generally review non-employee director compensation levels approximately once every two years, and final decisions with respect to any changes in non-employee director compensation levels are made by our Board upon the recommendation of our Compensation Committee and our Nominating and Governance Committee.

        In late 2015, our Compensation Committee's independent consultant reviewed the market competitiveness of our non-employee director compensation program relative to our compensation peer group. In particular, our Compensation Committee noted that while the number of stock options granted annually to directors had not been changed since 2005, the Black-Scholes value of the 2015 awards was unusually high because these options were granted when our stock price was near an all-time high. Despite the fact that our common stock was then trading well below the exercise price of these stock options, our Compensation Committee recommended moving to a fixed value approach to granting equity awards to our directors (set at $400,000 for annual grants) in order to remove the volatility in the Black-Scholes grant value year to year. The $400,000 annual grant value amount is consistent with the average grant value of our director stock option awards in previous years and the value amount granted to directors in our peer group. Our Nominating and Governance Committee concurred with our Compensation Committee's recommendation, and in February 2016 our Board adopted a new equity-based compensation program for non-employee directors, reflected in the table below outlining non-employee director compensation levels in effect for 2016:

		Value of Equity-Based Awards(3)
	Annual Cash
		Initial	Annual
Board Membership	$60,000	$400,000	$400,000
Lead Independent Director(1)	$35,000	—	—
Committee Chairmanship(2):
Audit Committee	$25,000	—	—
Compensation Committee	$25,000	—	—
Nominating and Governance Committee	$25,000	—	—
Committee Membership(2):
Audit Committee	$15,000	—	—
Compensation Committee	$15,000	—	—
Nominating and Governance Committee	$15,000	—	—

(1)
Compensation for service as Lead Independent Director is paid in addition to amounts paid for membership on our Board and for any committee chairmanship or membership.

(2)
Committee chairmen receive the compensation indicated for committee chairmanship in lieu of the compensation for committee membership. Compensation for committee chairmanship and committee membership is paid in addition to amounts paid for Board membership.

(3)
Annual awards are generally granted once per year on the date of the first meeting of our Board following our annual meeting of shareholders or for newly appointed directors, on or shortly following appointment to our Board.

Equity-Based Awards

        Non-employee directors are eligible to receive equity-based awards under the United Therapeutics Corporation 2015 Stock Incentive Plan (the 2015 SIP), which was approved by our stockholders on June 26, 2015, as follows:

  •
  Form of Awards:    Initial Grants and Annual Grants are paid in the form of stock options, restricted stock units (RSUs) or a combination of the two. For each grant, directors may elect to receive awards in any one of the following forms:

  •
  100% stock options;

  •
  100% RSUs; or

  •
  50% stock options / 50% RSUs.

  •
  Value of Awards:    The aggregate value of each director's annual equity-based award is $400,000. The aggregate value of an initial equity-based award upon joining the Board is $400,000, plus a pro-rata portion of the annual equity-based award value based on the number of months remaining in the Board service year at the date of grant.

  •
  Deferral for RSUs:    For directors who elect RSUs, our Compensation Committee has implemented a deferral program enabling directors to defer delivery of shares of common stock following vesting of the RSUs.

  •
  Calculation Methodology:    Our Compensation Committee also determines the methodology for determining the precise numbers of stock options and/or RSUs for each grant. For the annual grants, generally occurring in June of each year, the following applies (subject to modification by our Compensation Committee in its discretion):

  •
  Stock Options:    The number of stock options is calculated by dividing the equity value ($400,000, or $200,000, if the director has elected 50% options and 50% RSUs) by the fair value of each stock option, calculated in accordance with the Black-Scholes methodology utilized in calculating share-based compensation for financial reporting purposes. Black-Scholes inputs are the same as those used in our most recent quarterly report on Form 10-Q, except that the stock price input is the average closing price of our Common Stock over a recent time period prior to the date of grant (May 10 through June 10, in the case of annual grants).

  •
  RSUs:    The number of RSUs is calculated by dividing the equity value ($400,000, or $200,000, if the director has elected 50% options and 50% RSUs) divided by the average closing price of our Common Stock over a recent time period prior to the date of grant (May 10 through June 10, in the case of annual grants).

  •
  Rounding:    The resulting number of stock options or RSUs, calculated as above, is rounded to the nearest 10 shares.

  •
  Exercise Price:    Stock options granted to non-employee directors have an exercise price equal to the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant, or on the preceding trading day if the award is granted on a date when the NASDAQ is not open.

  •
  Grant Timing:

  •
  The date of grant for a new non-employee director's initial award, consisting of the initial membership award and a pro-rated amount of the annual award for the remainder of the board service year, is the date of a director's appointment or election to our Board.

  •
  The date of grant for annual awards is the date of the first meeting of our Board following our annual meeting of shareholders in the year of grant.

  •
  Vesting:    Non-employee director awards become fully vested on the one-year anniversary of the grant date, but only if the director attends at least 75% of the regularly scheduled meetings of our Board and his or her committee meetings from the date of grant until the date of our next annual meeting of shareholders.

        Previously, non-employee directors were also eligible to receive awards under the 2011 United Therapeutics Corporation Share Tracking Awards Plan (collectively with its predecessor plan adopted in 2008, the STAP), which settle only in cash. However, with the approval of our 2015 SIP, all equity-based awards beginning on June 26, 2015 have been granted in the form of stock options and RSUs.

        The following table lists the compensation earned in 2016 by each non-employee director:

2016 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Units(2)	Stock Options(2)	All Other Compensation	Total
Christopher Causey	$100,000	$355,282	$—	$—	$455,282
Raymond Dwek	$67,500	$355,282	$—	$—	$422,782
Richard Giltner	$100,000	$355,282	$—	$—	$455,282
Katherine Klein	$60,000	$—	$400,067	$—	$460,067
Ray Kurzweil	$63,750	$178,150	$200,033	$—	$441,933
Judy Olian	$67,500	$355,282	$—	$—	$422,782
Christopher Patusky	$150,000	$178,150	$200,033	$—	$528,183
Louis Sullivan	$93,750	$178,150	$200,033	$—	$471,933
Tommy Thompson	$75,000	$178,150	$200,033	$—	$453,183

(1)
Includes (as applicable) annual cash retainer and fees for serving on our Board, the committees of our Board, as a committee chairman and as Lead Independent Director.

(2)
On June 21, 2016, each of our non-employee directors was granted a combination of stock options and/or RSUs. Each stock option had an exercise price of $101.80 per share and a grant date fair value of $40.74 per share. Each RSU had a grant date fair value of $101.80 per share. Amounts shown in these columns represent the aggregate grant date fair value of these stock options and RSUs, which were the only awards granted to non-employee directors in 2016, computed in accordance with applicable accounting standards. For a discussion of the valuation assumptions for stock options, see Note 11—Stockholders' Equity to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

As of December 31, 2016, Mr. Causey had 15,000 stock options, 47,500 STAP awards and 3,490 RSUs outstanding, Professor Dwek had 15,000 stock options, 69,000 STAP awards and 3,490 RSUs outstanding, Mr. Giltner had 55,000 stock options, 60,000 STAP awards and 3,490 RSUs outstanding, Professor Klein had 24,820 stock options, 29,375 STAP awards and no RSUs outstanding, Mr. Kurzweil had 19,910 stock options, 33,750 STAP awards and 1,750 RSUs outstanding, Dean Olian had 35,000 stock options, no STAP awards and 3,490 RSUs outstanding, Mr. Patusky had 24,910 stock options, 55,500 STAP awards and 1,750 RSUs outstanding, Dr. Sullivan had 34,910 stock options, 75,000 STAP awards and 1,750 RSUs outstanding and Governor Thompson had 46,410 stock options, 55,709 STAP awards and 1,750 RSUs outstanding.

 PROPOSAL NO. 2
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to vote on an advisory resolution, commonly known as a "Say-on-Pay" proposal, to approve executive compensation as reported in this Proxy Statement. Our Board and our Compensation Committee strongly value the opinions of our shareholders, and we have made substantial modifications to our executive compensation program specifically to address concerns raised by shareholders regarding our 2014 and 2015 Say-on-Pay proposals. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of our shareholders. Our company has grown revenue each year since 1998, and we believe the compensation program for our Named Executive Officers has been instrumental in helping us achieve strong business performance.

        Please see the Letter from our Compensation Committee Chairman following Proposal No. 3 of this Proxy Statement to better understand how we have modified our programs based on feedback from our shareholders. Similarly, although non-binding, we will take into account the outcome of the 2017 Say-on-Pay vote in considering future compensation arrangements and decisions.

        In connection with your vote on this proposal, we urge you to read the sections of this Proxy Statement entitled Letter from our Compensation Committee Chairman, Compensation Discussion and Analysis and the Summary Compensation Table and other related compensation tables and narratives that follow, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis, including the modifications we have made to our executive compensation programs, are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to both our recent and long-term success.

        In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of United Therapeutics Corporation (our "Company") approve, on an advisory basis, the compensation of our Company's Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for our Company's 2017 Annual Meeting of Shareholders.

        This advisory resolution is non-binding on our Board of Directors. Although non-binding, our Board and our Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Based on the results of our 2011 shareholder advisory vote on the preferred frequency of holding future advisory votes to approve executive compensation, our Board of Directors has adopted a policy providing for an annual advisory resolution to approve executive compensation. Subject to the outcome of Proposal No. 3 of this Proxy Statement and unless our Board modifies its policy on the frequency of future "Say-on-Pay" advisory votes, the next "Say-on-Pay" advisory vote will be held at our 2018 annual meeting of shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

 PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on whether future advisory votes to approve executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

        After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for our company at this time, and recommends that shareholders vote for future advisory votes to approve executive compensation to occur every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, our Board of Directors recognizes that executive compensation disclosures are made annually and believes that holding an annual advisory vote to approve executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote to approve executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of shareholders. An annual advisory vote to approve executive compensation also is consistent with annually providing shareholders the opportunity to ratify the Audit Committee's selection of independent auditors.

        We understand that our shareholders may have different views as to what is an appropriate frequency for conducting future advisory votes to approve executive compensation, and we will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove our Board's recommendation. This advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on our Board of Directors. Notwithstanding our Board's recommendation and the outcome of the shareholder vote, our Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE
ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION EVERY "ONE YEAR."

LETTER FROM OUR COMPENSATION COMMITTEE CHAIRMAN

Dear United Therapeutics Shareholders:

        On behalf of our Compensation Committee, I am pleased to report that 2016 was another successful year for United Therapeutics. We achieved all-time high annual revenues ($1.6 billion), net income ($713.7 million) and non-GAAP earnings(1) ($748.6 million). During 2016, we saw continued growth in our newest products, Orenitram® and Unituxin®, and launched numerous research and development programs intended to develop new therapies and expand the use of our existing products in new indications. As a result, we are now undertaking seven simultaneous pivotal clinical trials, a record for our company. In 2016, United Therapeutics celebrated its 20th anniversary, and while we are proud of all that our company has accomplished over the last two decades, we are even more energized and excited about the future. Our past and ongoing success is based on the strength of our leadership team who have delivered consistent strong performance over time.

        In this Proxy Statement, we are asking you to read the Compensation Discussion and Analysis section and to vote on an advisory resolution relating to our executive compensation program—this is commonly known as the "Say-on-Pay" proposal. In 2016, we received overwhelming support for our Say-on-Pay proposal (94%). We have continued our engagement with our shareholders on compensation matters, and our compensation programs have continued to evolve—with 2017 marking our most significant compensation program changes ever. In this letter, I want to provide you with what I hope is a clear, straightforward summary of our Compensation Committee's view of the business, our approach to executive compensation, and how we have incorporated shareholder feedback into our compensation program.

(1)
Non-GAAP earnings, a non-GAAP financial measure, is presented quarterly in our earnings release and is defined as net income, adjusted for the following charges, which are presented net of our annual effective income tax rate, as applicable: (1) interest expense; (2) license fees; (3) depreciation and amortization; (4) impairment charges; and (5) share-based compensation expense (stock options, share tracking awards, restricted stock units and employee stock purchase plan); and (6) tax impact on non-GAAP earnings adjustments. Please see Annex A to this Proxy Statement for further details, including a reconciliation of this non-GAAP figure to net income in accordance with GAAP.

Our View of the Business

        Even though our company is 20 years old, the story of United Therapeutics is still one of growth. In fact, internally we communicate the four primary missions of our company through the acronym GROW. These missions provide some insight around how our Board and management view and run our company.

  •
  Grow Shareholder Wealth through increasing revenues, disciplined management of expenses and adherence to budgets, and return of value to our stockholders through share repurchases. Our revenues have grown by approximately 9% or more in 15 consecutive years. Over the last 15 years, our stock price has grown at an annual growth rate that is twice that of the NASDAQ Biotechnology Index; cumulatively, our stock price growth is six times that of the same index. In the last five years, we have returned over $1.8 billion to our shareholders in the form of common stock repurchases representing approximately 25% of our current outstanding shares, including $500 million in stock repurchases during 2016.

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  Restore Health to Our Patients by converting PAH into a life-long chronically manageable condition, and ultimately finding a cure. We will achieve the first part of this goal by communicating the benefits of our marketed products to physicians and patients, successfully completing clinical trials that will demonstrate the efficacy of our medicines when taken in combination, and receiving FDA approval of more convenient and patient-friendly delivery mechanisms for our flagship drug, Remodulin. Through our investments in regenerative medicine technologies, we aim to create an unlimited supply of transplantable lungs and eventually other organs to help cure PAH and other forms of end-stage organ disease.

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  Offer Employees Great Work Environments by fostering an entrepreneurial culture where employees can focus on the important missions of our company, integrate work and life and avoid the bureaucracy of traditional biotech firms. We offer challenging and innovative work and projects, best in class facilities, career advancement possibilities and the opportunity to share financially in the success of our company. As a result, our voluntary employee turnover is substantially below industry average, and we have been honored as a Top Place to Work multiple times in our Maryland and North Carolina locations.

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  Win the Respect of Our Communities by acting as good stewards of our localities, for example through net-zero energy initiatives for our new facilities, and serving as active corporate citizens that pay it forward with community service projects such as our contributions to For Inspiration and Recognition in Science and Technology (FIRST), Urban Ministries of Durham in North Carolina, Habitat for Humanity, and many others.

        We believe that our focus on growth is important in the context of how we approach executive compensation.

Our Approach to Executive Compensation

        Our Compensation Committee is primarily responsible for the development and oversight of our executive compensation program. The Committee takes its responsibilities seriously and is guided by the following principles:

  •
  We take a long-term view of executive compensation.  The biotechnology industry requires patience and a long-term perspective. It can take seven to ten years or more to see any drug or therapy progress through the preclinical and clinical development process. Our Compensation Committee takes a similar long-term perspective with respect to compensation. Rather than reacting hastily to a compensation outcome in any specific year (whether it be high or low compensation), we look at compensation levels over the long-term to see if the payments have been reasonable in the aggregate, relative to performance, and whether the program is sustainable into the future.

  •
  We have an exceptional leadership team that deserves to be paid accordingly.  It is an objective fact that United Therapeutics is one of the highest performing biotechnology companies over the last 15 years, as evidenced by the financial performance factors described above. This performance is due to the leadership of our executive team, including Dr. Rothblatt in particular. Given our track record of long and consistent performance, we believe our management team has earned the right to receive above average compensation for commensurate above average performance. Leadership turnover can be very disruptive to the business and to value creation for our shareholders, which is why we take a long term view for compensation with a focus on pay-for-performance, over time.

  •
  We are strong believers in pay-for-performance.  Our executive compensation program has a substantial percentage of the overall pay being at-risk, tied directly to company performance via our cash incentive and long-term incentive plans. In 2016 this represented 92% of the overall pay package for our Chief Executive Officer and 84% for all Named Executive Officers. Cash bonuses are awarded for the achievement of our Company-Wide Milestones, which are established at the beginning of the year. Our Milestones include objective components of revenue growth, profit growth, manufacturing capability, research and development progress and ethics/compliance. Our stock option awards are also performance-based, with the stock options being an important incentive to create value for our shareholders as a growth company such as ours. The number of shares underlying the option must be earned based on the achievement of our Company-Wide Milestones, and then the stock price must appreciate in order for executives to realize any value.

  •
  We value the opinion of our long-term shareholders.  Over the past three years, I have worked with our management team to lead an increased effort to engage with our shareholders, and in the last year alone, we reached out to shareholders representing approximately 55% of our outstanding shares and have met with shareholders representing approximately 30% of our outstanding shares. These have been valuable and constructive interactions. Our shareholders are pleased with the performance of our company, and share our goal of evolving our executive compensation program, over time, to achieve our goal of retaining, motivating and incentivizing our executive team that has delivered market-leading, long-term performance. Moreover, through our direct interactions, we have been able to implement a number of governance polices such as proxy access and majority voting, both of which we adopted in 2015, in direct response to shareholder feedback.

  •
  We adhere to the principle of simpler is better.  Our management team has adopted a mantra of the "disciplined pursuit of less but better" to guide their operation of the business. We try to adhere to this "keep it simple" philosophy with our compensation program. United Therapeutics is a very lean organization—we have the second highest revenue per employee in our peer group, at approximately $2.1 million per employee. We choose to direct our spending and headcount to shareholder value creating efforts. Time and resources spent on designing and then administering complex compensation schemes distracts and detracts from our company goals.

Evolution of our Compensation Program Based on Shareholder Feedback

        Over the past three years, we have made substantial changes to our executive compensation program, which we believe are consistent with the principles outlined above and responsive to the feedback and expectations of our shareholders. The changes effective for 2015 were primarily focused on Dr. Rothblatt's stock option incentive structure, whereas the 2016 and 2017 changes apply to all of our Named Executive Officers.

Shareholder Concern in 2014	Compensation Committee Response in 2015
Dr. Rothblatt had the potential of a "mega" stock option grant covering up to 1,000,000 shares	Dr. Rothblatt's employment agreement was amended to eliminate a contractual entitlement to any particular annual equity grant. For the 2015 performance period, her potential stock option incentive opportunity was set at a maximum of 300,000 shares
Dr. Rothblatt's stock option incentive was earned based on a single, stock-priced based metric	Dr. Rothblatt's stock option incentive for 2015 was earned based on the achievement of our Company-Wide Milestones which include multiple, varied metrics
Dr. Rothblatt's stock option incentive was immediately vested at grant	Dr. Rothblatt's 2015 stock option (awarded in March 2016) vests over four years
Dr. Rothblatt's employment agreement provided for a 280G excise tax gross-up in the event there is a change-in-control of our company	Dr. Rothblatt's employment agreement has been amended to eliminate any right to a 280G excise tax gross-up payment

Shareholder Concern in 2015	Compensation Committee Response in 2016
A 75th percentile target pay position could result in above market pay without corresponding performance	Our compensation philosophy and pay structure has been modified, as described in the Compensation Discussion and Analysis, to enhance pay and performance alignment
The achievement of Company-Wide Milestones appears to be at the discretion of our Compensation Committee, rather than based on objective criteria
To help address this misperception we enhanced our disclosure to include the objective framework used by our Compensation Committee to determine Milestone attainment. The objectives are set at the start of the year and require strong performance to achieve
The application of the Herculean Milestone to cash incentives appears to reward executives for below target performance
Historically the target and maximum under the Milestone plan were synonymous at United Therapeutics. Due to this confusion, we simplified our approach by including the 10% upside in each executive's maximum cash bonus opportunity for 2016. As a result, the stated incentive opportunity for 2016 was the maximum that can be earned for achieving 100% of our aggressive Company-Wide Milestones. For 2017, we have adopted the approach of our peers of providing compensation for stretch performance at 150% of the target based solely on financial performance.

Shareholder Concern in 2015	Compensation Committee Response in 2016
Stock options, once granted, vest solely based on the passage of time, rather than the achievement of prospective performance goals	For the 2016 performance period, 25% of each executive's stock option opportunity had a performance vesting condition tied to cash profit margin that is at the 75th to 90th percentile of our peer group. As discussed below, for the 2017 performance period, 100% of the equity awarded to Named Executive Officers has a vesting condition tied to performance
Co-CEO structure will result in shareholders effectively paying for two CEOs	In 2016, with the resignation of our co-CEO, Dr. Rothblatt resumed the role of soul CEO, which was considered the best organization structure at the time by the Board of directors

        Despite the significant changes that became effective for the 2016 performance period, shareholders continued to report concerns that they view the majority of our our equity awards as time-based, even though the awards are contingent on milestone performance and then subject to additional vesting, and despite the fact that these stock options will only have value following the grant date if our stock price continues to grow. In addition, we recognized that a risk continued to exist that the value of our equity compensation awards on the date of grant would be outsized, given the variability in our stock price between the date the program parameters are set in place at the beginning of the year, and the date options are awarded approximately one year later. As a result, we have made significant changes to our executive compensation program in 2017, summarized as follows:

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  Cash bonus compensation has been restructured to align with standard market practices, setting a threshold, target and maximum award opportunity linked to specific goals under our Company-Wide Milestone program. The policy will provide upside for achieving stretch goals at 1.5x the target tied only to our objective financial metrics for revenue and cash profit.

  •
  Equity awards are granted near the beginning of the performance period, based on a set target value with the actual number of shares earned tied to prospective performance goals.

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  For the 2017 performance period, all equity awards will contain a performance-based vesting condition, as follows:

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  50% of the equity awards are granted with a three-year cliff vesting condition tied to cash profit margin during 2017-2019, and the opportunity for up to 2x upside opportunity in the event of stretch performance.

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  The remaining 50% of each executive's equity award opportunity will contain a one-year performance condition tied to Company-Wide Milestone performance, and the number of shares earned based on performance will vest ratably over the first three anniversaries of grant date. These awards contain the opportunity for up to 1.5x upside in the event of stretch performance on the revenue and cash profit milestones.

  •
  Equity award levels have been designed and granted based on a fixed value (at target) on the date of grant, eliminating the risk of a so-called "mega grant" due to an increase in the Black-Scholes value at the time of grant.

        We believe that as a result of these changes, and as described in our compensation philosophy, we have strengthened our pay and performance alignment. Base salary, cash incentives and performance-contingent stock options under the one-year Company-Wide Milestone plan and the three-year cash profit plan, will provide executives with market competive pay, or above, linked directly to our company's success and performance for our shareholders.

        I hope the above information conveys the seriousness with which our Board has addressed the concerns our shareholders have raised regarding our executive compensation program. Please review the Compensation, Discussion and Analysis beginning on the following page for further information and detail about our executive compensation program. We look forward to your continued support of United Therapeutics generally, and your support of our Say-on-Pay Proposal this year.

Sincerely,

Christopher Causey Compensation Committee
Chairman

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the compensation objectives and policies set by our Compensation Committee for our Named Executive Officers, including executive pay decisions and processes and all elements of our executive compensation program. It should also be read in connection with the Letter from our Compensation Committee Chairman immediately preceding this section (referred to as the "Shareholder Letter"), which contains important information regarding our business, 2016 performance, our approach to executing compensation and our shareholder responsiveness and outreach efforts. In this Compensation Discussion and Analysis, the term "Compensation Committee" refers to the Compensation Committee of our Board of Directors, and the terms "we" and "our" refer to United Therapeutics. Our Named Executive Officers in 2016 consisted of the following individuals: Martine Rothblatt, Ph.D., Chairman and Co-Chief Executive Officer (through June 2016, when she was promoted to Chairman and soul Chief Executive Officer); James Edgemond, Chief Financial Officer and Treasurer (beginning with his promotion to this position on March 13, 2015); Roger Jeffs, Ph.D., President and Co-Chief Executive Officer (through his resignation effective June 26, 2016); Michael Benkowitz, President and Chief Operating Officer (beginning June 26, 2016, following the departure of Dr. Jeffs); Paul Mahon, J.D., Executive Vice President and General Counsel; and David Zaccardelli, Pharm.D., Executive Vice President and Chief Operating Officer (through his resignation effective June 26, 2016).

Overview of our 2016 Executive Compensation Program

        The key features of our executive compensation program are summarized below:

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  Compensation Program Objectives.  Our executive compensation program is designed to achieve four objectives: pay-for-performance; shareholder alignment; balance short-term and long-term perspectives; and market competitiveness.

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  Pay Program Elements.  We accomplish these objectives through the following compensation elements, as summarized in the table below:

Objective
Compensation Element	Pay for Performance	Shareholder Alignment	Balance Short- and Long-Term Perspectives	Market Competitiveness
Base Salary				✓
Cash Incentive Bonus	✓	✓	✓	✓
Long-Term Incentives (Stock Options/STAPs)	✓	✓	✓	✓
Benefits/Perquisites				✓
Supplemental Executive Retirement Plan (SERP)			✓	✓
Severance/Change-of-Control Benefits			✓	✓
Stock Ownership Guidelines		✓	✓

    For the 2016 performance period, cash incentive payments and stock option awards were granted in March 2017. Stock option awards were granted in two tranches based on the program implemented in early 2016. 75% of the grant was tied to the Milestone-based program and issued in stock options following the completion of the year. 25% of the stock option grant has performance-based vesting tied to a three-year average cash profit margin goal for the period of 2017 through 2019. The Milestone and cash profit margin goals were deemed by our Compensation Committee to be challenging and stretch goals at the time they were established, with the cash profit metric being set above the peer 75th percentile of our peer group.

  •
  Competitive Positioning.  Effective for 2016, we modified our compensation philosophy to address shareholder concerns about the potential for misalignment of pay and performance with our current structure. We no longer target a particular percentile of our peer group for total direct compensation. Our philosophy is to provide market competitive, highly performance-based compensation opportunities to our executives. We achieve this through a combination of base salary and cash and stock option incentives that are earned based on the achievement of specific operational goals. In addition, we award performance-based vesting stock options which provide our executives with an opportunity to earn above-market compensation for above-market performance.

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  Compensation Peer Group.  On an annual basis, our Compensation Committee reviews Named Executive Officer compensation levels relative to a peer group of industry and labor market competitors. We have defined our peer group for several years as the top 25 companies other than United Therapeutics, ranked by market capitalization, in the NASDAQ Biotechnology Index. This "peer group" includes only companies that are U.S. based or based in jurisdictions with similar compensation disclosure requirements as U.S. companies. Our Compensation Committee believes this is an objective metric by which to select peers and results in a peer group that includes biopharmaceutical and biotechnology companies that are similar to us in terms of financial performance, shareholder value creation and drug development and commercialization, and generally reflects the universe of companies from which we recruit, and against which we retain, executive talent.

    We have applied this criteria over the past few years, resulting in a common set of peers year over year, for pay level and policy consistency. Each year a number of peers are added or removed from the list and replaced with other companies for various reasons, including changes in market capitalization, and merger and acquisition activities. We have provided below for reference the profile of our compensation peer group for 2016, as well as the peer group that has been selected for 2017:

Company	2016	2017
ACADIA		x
Agios	x
Akorn	x
Alexion Pharmaceuticals	x	x
Alkermes	x	x
Alnylam Pharmaceuticals	x	x
Amgen	x	x
Anacor		x
Biogen	x	x
BioMarin Pharmaceutical	x	x
Bio-Techne	x	x
Blue Bird	x
Celgene	x	x
Endo International	x	x
Gilead Sciences	x	x
Illumina	x	x
Incyte	x	x
Intercept Pharmaceuticals	x	x
Ionis Pharmaceuticals	x	x
Jazz Pharmaceuticals	x	x
Juno		x
Medivation	x	x
Mylan N.V.	x	x
Nuerocrine		x
Receptos	x
Regeneron Pharmaceuticals	x	x
Seattle Genetics	x	x
Shire	x	x
Vertex Pharmaceuticals	x	x
Median Revenue ($MM)	$800.7	$1,429.4
United Therapeutics Revenue ($MM)	$1,326.6	$1,507.3
United Therapeutics Percentile Rank	55th	51st
Median Market Cap ($MM)	$15,831.0	$13,989.8
United Therapeutics Market Cap ($MM)	$8,143.7	$5,227.0
United Therapeutics Percentile Rank	28th	30th

    The percentile rank shown above reflects values at the time of approval by our Compensation Committee.

    Our Compensation Committee has relied on a consistent approach to peer group selection, applying an objective external measure for selecting companies. This results in a number of peers being larger than our company based on market capitalization and/or revenue with a number of peers also being smaller. Our goal each year is to provide a balanced view of companies placing our company within the peer group statistics of the 25th to 75th percentile for these key metrics. Furthermore, our Compensation Committee views it as critical to measure ourselves against industry leading peers (even if some are much larger than we are) because, in addition to being companies with which we compete for talent, these larger companies are also our business competitors. Our commercial products compete with Gilead Sciences Inc., the largest company in our peer group in terms of market capitalization; Actelion Pharmaceuticals Ltd, the largest biotechnology company in Europe; and several of the largest pharmaceutical companies in the world, including Pfizer Inc., GlaxoSmithKline plc, Teva Pharmaceuticals Industries Ltd. and Bayer Schering Pharma AG.

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  Compensation Committee Independence.  Our Compensation Committee has consistently retained nationally-recognized executive compensation consulting firms since 2004 to advise it on compensation matters relating to our Named Executive Officers, and evaluated its consultants' independence consistent with applicable requirements. For details, see the section above entitled Board of Directors, Committees, Corporate Governance—Independent Compensation Consultant. Our Compensation Committee also regularly meets in executive session without members of management present.

Impact of 2016 Advisory Resolution on Executive Compensation

        At our 2016 annual meeting of shareholders, our shareholders voted overwhelmingly in favor of our Say-on-Pay Proposal (94%). We were pleased with this result given the changes we had implemented based on shareholder feedback. As detailed in the Shareholder Letter beginning on page 24 of this Proxy Statement, we have continued our engagement with shareholders and have made further changes to our executive compensation programs for 2017 based on this dialogue. Over the last three years, the Chairman of our Compensation Committee has led an effort to engage with our shareholders, and in the last year alone, we reached out to shareholders representing approximately 55% of our outstanding shares and ultimately held discussions with those representing approximately 30% of our then outstanding shares. The purpose of these meetings was to gather feedback regarding our executive compensation and general governance policies, understand specific concerns regarding the design of our executive compensation program, and share the preliminary thinking of our Compensation Committee regarding potential changes to our executive compensation program to address these concerns. Members of our Compensation Committee and management participated in these calls. Our Compensation Committee also considered the concerns raised by the shareholder advisory firms of Institutional Shareholder Services, Inc. and Glass, Lewis & Co., LLC with respect to our compensation programs. Our Compensation Committee held six meetings in 2016, and the Chairman of our Compensation Committee held numerous additional meetings with management and its independent compensation consultant to determine the best way to continue to address shareholder concerns.

Key Governance Features of our Executive Compensation Program

        Our Compensation Committee and Board of Directors periodically assesses the effectiveness of our compensation policies and practices in achieving their objectives of pay-for-performance, aligning the interests of executive officers with those of shareholders, balancing short term and long term elements, and maintaining market competitiveness. The Committee and the Board also review risk mitigation and governance items, which are designed to help ensure that the compensation programs are functioning to achieve such objectives. In conjunction with this assessment and review, we have adopted the following best practices:

	What We Do		What We Don't Do

✔	Design our executive compensation program to align pay and performance with more than 90% being performance contingent for our CEO	✘	No repricing or backdating of stock options
✔	Benchmark against a peer group of industry and labor market competitors	✘	No liberal share recycling under 2015 Stock Incentive Plan
✔	Maintain an appropriate balance between short-term and long-term compensation which discourages short-term risk taking at the expense of long-term results
✔	Use Milestone-based and performance-based stock options for long-term incentive awards

✔	Establish a threshold, target and stretch company goals; we require a minimum level of performance for any payment under the plan	✘	No vesting prior to the first anniversary of grant, subject to limited exceptions

✔	Maintain stock ownership guidelines to align executive officer and share ownership with that of our directors and our shareholders	✘	No grants of equity during trading black out periods

✔	Prohibit hedging and pledging by executives and directors	✘	No discounted or reloaded stock options

✔	Employ a compensation recovery, or clawback, policy*	✘	No excessive perquisites
✔	Conduct annual risk assessments of our compensation policies and practices	✘	No excise tax gross ups
✔	Hold Compensation Committee executive sessions without management	✘	No guaranteed base salary and/or bonus payments
✔	Engage an independent compensation consultant who reports directly to the compensation committee

*
Our Board has the authority, to the extent permitted by governing law, to make retroactive adjustments to any cash, stock option, or STAP award or other equity award-based incentive compensation paid to our Named Executive Officers and certain other senior managers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement.

Executive Officer Changes

        Effective June 26, 2016, Dr. Jeffs and Dr. Zaccardelli resigned, and Dr. Rothblatt and Mr. Benkowitz were promoted to Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively. Following these changes, Dr. Rothblatt has primary operational accountability for our scientific and technical endeavors, and as a result leads our clinical and preclinical research and development efforts, manufacturing, and our regulatory affairs department. Our Chief Financial Officer and General Counsel also report to Dr. Rothblatt. Mr. Benkowitz is responsible for our commercial efforts, leading our sales and marketing, reimbursement, medical affairs, strategic operations and logistics functions, as well as several company-wide administrative functions. Dr. Rothblatt and Mr. Benkowitz share responsibilities for business development, in collaboration with our Chief Financial Officer and General Counsel.

        In connection with Dr. Jeffs' resignation, he elected to transition into the role of Senior Advisor, as contemplated by his employment agreement with us. As such, Dr. Jeffs received severance payments and accelerated vesting of his unvested STAP awards and stock options, as required under the terms of his employment agreement with us. Dr. Zaccardelli's employment agreement contained no such provisions, and as a result he received no severance benefits or vesting acceleration upon his resignation.

Review of 2016 Executive Compensation

        Pay-for-performance and a focus on total direct compensation are fundamental to our compensation philosophy. We have set the structure of the compensation plan for our Chief Executive Officer and other Named Executive Officers to be tied to performance, on a one-year or a three-year basis. This places the majority of pay "at-risk", consisting of cash incentives and equity incentives under our one-year Milestone grant program and additional equity incentives under our three-year cash profit grant. These awards are dependent on achievement of operating performance to remain focused on delivering results for our shareholders. Total direct compensation for 2016 is shown below and reflects base salary, the annual bonus award and the grant date fair value of equity awards granted during the year as reported in the Summary Compensation Table. Our Compensation Committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay across the all pay elements is meeting the stated objectives. Our Compensation Committee does not have a formulaic approach to allocating pay between the various elements. Instead, our Compensation Committee applies its business judgment and experience to establish a total compensation package for each Named Executive Officer which it believes is appropriate.

Summary of 2016 Compensation

        The components of our Named Executive Officers' target total direct compensation are base salary and variable performance-based compensation, including cash incentives and long-term incentive compensation, in the form of performance-based stock options. The following table shows our Named Executive Officers' base salaries and target performance-based compensation for 2016 and the amount of any increase of such compensation over 2015. The basis for our Compensation Committee's decisions with respect to each of these components for 2016 is discussed in greater detail below.

 Summary 2016 Target Total Direct Compensation

Executive Officer	2016 Base Salary(1)	% Increase Over 2015 Base Salary	2016 Cash Incentive Bonus Target as % of Base Salary	Change in Cash Incentive Bonus Target %(2)	2016 Long-Term Incentive Award Target(#)(3)	% Increase over 2015 Long-Term Incentive Award Target
Martine Rothblatt	$1,127,800	4%	110%	10%	400,000	25%
James Edgemond	$600,000	50%	75%	25%	75,000	25%
Michael Benkowitz	$650,000	85%	80%	30%	105,000	162%
Paul Mahon	$795,700	4%	65%	5%	125,000	0%
Roger Jeffs	$962,000	4%	100%	10%	250,000	0%
David Zaccardelli	$520,000	4%	65%	5%	75,000	0%

(1)
Reflects: (i) increases in annual base salaries effective in March 2016 for Drs. Jeffs and Zaccardelli, who resigned from their positions effective June 26, 2016; (ii) increases in annual base salaries for Dr. Rothblatt and Mr. Mahon, effective March 2016; and (iii) increases in annual base salaries for Mr. Benkowitz and Mr. Edgemond effective June 26, 2016, in connection with a restructuring of executive responsibilities following the departure of Drs. Jeffs and Zaccardelli.

(2)
Represents the difference in cash incentive bonus target (which is also the maximum) as a percentage of salary, between 2016 and 2015.

(3)
The long-term incentive bonus opportunity represents the target (which is also the maximum) number of stock options for our Named Executive Officers that could potentially be granted based on 2016 performance. 75% of this opportunity was awarded in March 2017 based on performance under our 2016 Company-Wide Milestone Plan. The remaining 25% was awarded in full in March 2017, vesting on the third anniversary of the date of grant based on performance of a three-year financial metric from 2017-2019. Given that Drs. Jeff and Zaccardelli resigned in 2016, however, neither received a grant in March 2017 in respect of 2016 performance.

  Base Salary

        Base salary is the primary fixed element of the compensation packages for our Named Executive Officers. Our Compensation Committee reviews and establishes base salary levels for our Named Executive Officers each year taking into consideration one or more of the following four factors, depending on the circumstances: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results, and strategic accomplishments; (ii) our overall performance, financial condition and prospects; (iii) the annual compensation received by executives holding comparable positions at our peers as described in the section entitled Overview of our 2016 Executive Compensation Program above; and (iv) our annual company-wide budget for salary increases. Base salaries are also typically reviewed when there is a material change in the executive's responsibilities during the year.

        In early 2016, our Compensation Committee approved salary increases for all of our Named Executive Officers, providing a 10% increase for Mr. Edgemond, and a 4% increase for all other individuals then serving as Named Executive Officers, effective March 2016. The Compensation Committee later approved additional increases in base salary for Mr. Benkowitz and Mr. Edgemond, effective June 26, 2016, in connection with a restructuring of executive responsibilities (including Mr. Benkowitz's promotion to President and Chief Operating Officer) following the departure of Drs. Jeffs and Zaccardelli. Details are provided in the Summary 2016 Target Total Direct Compensation table above.

  Cash Incentive Bonus Program

        Each year, our Compensation Committee establishes cash incentive bonus targets for each of our Named Executive Officers, taking into consideration the same factors it uses to determine base salaries (other than our company-wide budget for salary increases). For 2016, our Compensation Committee initially established cash incentive bonus targets for our Named Executive Officers as a percentage of base salary in early 2016, and then changed these percentages further to the levels shown in the Summary 2016 Target Total Direct Compensation table above following the departure of Drs. Jeffs and Zaccardelli.

        These stated incentive targets are comparable to those of executives holding similar roles and levels of responsibility at our peer companies. Cash incentives are earned for achieving our Company-Wide Milestones (described below). Unlike other companies, which establish target goals and target payouts for their executives, and the opportunity to earn 150% to 200% of their target incentive for above target performance, we historically have taken a different approach. Our Milestone goals are aggressive and represent the maximum level of expected performance; therefore our stated incentive target for 2016 was also our maximum.

  2016 Milestones

        The Milestones (or performance goals) are generally intended to create company-wide incentives relating to significant corporate objectives, such as (i) financial performance and growth; (ii) research and development programs, manufacturing capabilities and other operational metrics and goals; and (iii) ethical conduct. Our Compensation Committee, in its discretion, may amend our Company-Wide Milestones and weightings at the beginning of each year, to reflect core performance measures for the success of our business, including our commitment to compliance, and to set goals that translate most directly into short-, medium-and long-term value growth.

        The Milestone performance targets are difficult to meet, and require significant leadership and execution on the part of our Named Executive Officers. Based on these factors, our Compensation Committee established the following Company-Wide Milestones and weightings for 2016:

2016 Company-Wide Milestone	Percentage of Award Opportunity
Milestone 1—Cash Profits: Growth in non-GAAP earnings of 15% or more in 2016 compared to 2015, as reported in our earnings release for the full year, together with further adjustments for income tax expenses and extraordinary items, including new product licenses, acquisitions, project cancellations and royalty buy-outs	20%
Milestone 2—Financial Growth: Superior financial growth as evidenced by achieving the net revenues for 2016 included in our long-range business plan ($1.6 billion), plus or minus 5%	20%
Milestone 3—Manufacturing: Adequate manufacturing capabilities, evidenced by a two-year inventory of Remodulin, Tyvaso and Orenitram finished drug product and passing all GMP-related FDA inspections at our facilities without any issues that prevent the use or approval of any of our drug products	20%
Milestone 4—Research & Development: Conduct insightful research and development programs, taking into account regulatory approvals, label extensions and the quantity and quality of trials that support our business goals	20%
Milestone 5—Ethics: Accomplish each of the above Milestones in an ethical manner, and respond, as appropriate, to any compliance-related investigations	20%

        Our Compensation Committee has carefully crafted these Milestones, which represent rigorous, objective standards by which to measure company and executive officer performance. Our Compensation Committee believes that all five Milestones are strategically important to our continued success and therefore should be weighted equally in determining incentive awards. Cash profits and financial growth objectives are important to maintaining industry-leading financial performance, and our 2016 goals are tied to our long-term strategic objectives, which include aggressive revenue growth targets over five, ten and fifteen-year time horizons. Our manufacturing Milestone is intended to ensure a continuous supply of our treprostinil-based therapies, which generate the vast majority of our revenues. Our research and development Milestone is intended to ensure that we have a robust pipeline of products that has the capability of delivering future revenues sufficient to drive continued, industry-leading growth. Finally, our ethics and compliance milestone recognizes the importance of maintaining an effective compliance program as individual fines from government investigations of pharmaceutical companies have become increasingly material. Importantly, four of our Milestones create clear, objective standards for measuring company performance, while the fifth (Ethics) is necessarily based on a qualitative assessment.

        The details of our framework for determining 2016 Milestone performance are provided below:

Milestone	Award Determination Criteria
Cash Profits	•	< 75% of Goal: 0% credit
	•	75% to 100% of Goal: prorata credit (e.g., 90% of goal equals 90% credit)
	•	100%+ of Goal: 100% credit
Financial Growth	• • •	< 75% of Goal: 0% credit 75% to 100% of Goal: prorata credit 100%+ of Goal: 100% credit
Manufacturing	•
Award pro rata credit based on number of quarters for which: (1) pre-specified inventory levels are achieved (i.e., 2-year supply of Orenitram, Remodulin and Tyvaso); and (2) we pass any GMP-related FDA inspections
Research & Development*	• • •	< 75% of Goal: 0% credit 75% to 100% of Goal: prorata credit 100%+ of Goal: 100% credit
Ethics	•	Based on a qualitative assessment of the effectiveness of the overall compliance program as determined by our Nominating and Governance and Compensation Committees

*
Based on a system of R&D points, where expected points (i.e., the goal) are determined at the beginning of the year (37 points for 2016) based on our pipeline, and progress is measured at the end of the year. Points are assigned as follows: Regulatory approval or label extension receives 7 points, phase 3 or 4 study unblinded with statistical significance receives 5 points, active phase 3 or 4 (or registration) study receives 4 points, active phase 2 study receives 2 points, and active phase 1 study receives one point. The total number at the end of the year is multiplied by a normalization factor of 1.2, to reflect the inherent risk in drug development.

        Under the terms of our Company-Wide Milestone Program, our Compensation Committee has the authority to exercise negative discretion in the event of partial attainment under any of the Milestones.

        For 2016, our Compensation Committee determined that 80% of the Milestones were achieved, in accordance with the following analysis:

Milestone	Performance	Goal Achievement % (A)	Weighting (B)	% of Award Earned (A × B)
1	2016 non-GAAP earnings (further adjusted for taxes), compared with 2015 non-GAAP earnings increased by 10%. Since the threshold of 11.25% growth was not attained, no credit was awarded.	0%	20%	0%
2	2016 net revenues for Remodulin, Tyvaso, Adcirca, Orenitram and Unituxin were $1.6 billion, which met the revenue target	100%	20%	20%
3	Maintained greater than two-year inventory of all strengths of Remodulin, Tyvaso and Orenitram and passed all FDA inspections at our facilities	100%	20%	20%
4

Achieved 39 R&D points compared to a goal of 37 points (before applying the 1.2 normalization factor). Achieved label extension for Orenitram, to include results of trial studying transition from Remodulin. Continued enrolling FREEDOM-EV trial of Orenitram (phase 3/4) and BEAT study of esuberaprost (phase 3). Continued phase 4 studies of Orenitram, Remodulin and Unituxin, and phase 2 studies of ex-vivo lung perfusion and Tyvaso for pulmonary hypertension in WHO Group 3. Commenced phase 2/3 studies of dinutuximab in small cell lung cancer, and gene therapy for PAH. Progressed phase 3 program relating to RemUnity pump.

		100%	20%	20%
5	Based on an assessment by our Nominating and Governance Committee, our company was found to have performed in an ethical manner, and with an effective compliance program.	100%	20%	20%

Total				80%

        Accordingly, cash incentive bonus awards earned by our Named Executive Officers and approved by our Compensation Committee for 2016 were as follows:

Executive Officer	2016 Base Salary (A)	2016 Cash Incentive Bonus Target as % of Base Salary (B)	2016 Milestone Attainment (C)	Total Cash Incentive Bonus Earned (A × B × C)
Martine Rothblatt	$1,127,800	110%	80%	$992,464
James Edgemond	$600,000	75%	80%	$360,000
Michael Benkowitz	$650,000	80%	80%	$416,000
Paul Mahon	$795,700	65%	80%	$413,764

        Drs. Jeffs and Zaccardelli resigned effective June 2016, and thus were not eligible for payout of a cash incentive bonus award.

  Long-Term Incentive Compensation

  2016 Long-Term Incentive Compensation

        Our long-term incentive compensation program is structured to support our pay-for-performance and shareholder alignment objectives. Historically, we granted long-term incentive awards to Dr. Rothblatt in the form of stock options under the 1997 United Therapeutics Corporation Amended and Restated Equity Incentive Plan (EIP), and to our other Named Executive Officers in the form of awards under the 2011 United Therapeutics Corporation Share Tracking Awards Plan (collectively with its predecessor plan adopted in 2008, the STAP). However, following shareholder approval of the United Therapeutics Corporation 2015 Stock Incentive Plan (the 2015 SIP) on June 26, 2015, all equity-based awards have been granted in the form of stock options under the 2015 SIP.

        For 2015 performance, following completion of the fiscal year, we awarded long-term incentive awards to each of our Named Executive Officers in the form of stock options under the 2015 SIP in March 2016. These long-term incentive awards are sized based on prior-year Milestone performance and provide value to our Named Executive Officers only if our stock price increases from the date of grant (which benefits all shareholders) until the date of exercise. Our Compensation Committee believes it is appropriate to consider, but not emphasize, the fair value of the long-term target opportunity because the meaningful incentive in long-term incentive compensation for our Named Executive Officers lies not in the accounting values of stock options but rather in the potential for appreciation in our stock price. In this regard, while we report the grant date fair values of our stock options used for financial reporting purposes in the Summary Compensation Table and Grants of Plan-Based Awards in 2016 table below, our Named Executive Officers may never realize these amounts. Our Named Executive Officers realize compensation from their stock options only to the extent they have the opportunity to exercise such grants at a time when the price of our common stock exceeds the awards' exercise prices.

        Our Compensation Committee set the 2016 long-term incentive targets for our Named Executive Officers in early 2016, and revised them following the management restructuring that took place following the departure of Drs. Jeffs and Zaccardelli. Our Compensation Committee does not have a set benchmark or formula for setting the long-term incentive award target for these individuals. It reviews and establishes long-term incentive target opportunities based on several factors, including: (i) the fair value of the long-term target opportunity in relation to our peer group; (ii) past grant levels including the retention value of these holdings; (iii) individual and company performance; and (iv) the potential gain to be realized from these awards based on the appreciation in the price of our common stock.

        The 2016 long-term incentive targets shown in the Summary 2016 Target Total Direct Compensation table above represent the maximum potential long-term incentive award each Named Executive Officer can receive in relation to maximum 2016 performance levels.

        Our Named Executive Officers' stock options for the 2016 performance period were awarded in two tranches, as follows:

  •
  Milestone Performance Options.  75% of each Named Executive Officer's equity opportunity for 2016 was awarded in March 2017, following completion of the fiscal year, based on prior-year performance under our Company-Wide Milestone Program (Milestone Performance Options) and partially vests in one-third increments on each of the first three anniversaries of the grant date. The grant is subject to time-based vesting once granted, and the actual award size was directly related to 2016 operating performance under our Company-Wide Milestones. Generally, the stock option award percentage for Milestone Performance Options for each executive mirrors Company-Wide Milestone performance, unless our Compensation Committee determines that a lower or higher percentage is warranted based on other factors relating to company or individual performance. In addition, the award will only have realizeable value if our stock price grows, mirroring an increase in value to our shareholders. For 2016, stock option grant levels precisely mirrored Milestone attainment levels. Our Compensation Committee approved the grant of Milestone Performance Options based on 2016 performance to each of our Named Executive Officers in March 2017, as shown below:

	2016 Milestone Performance Option Award (Granted on March 15, 2017) (75% of Overall Opportunity)
Executive Officer	Milestone Performance Option Award Opportunity (#) (A)	Earned Award as % of 2016 Target (B)	Long-Term Incentive Award Earned (#) (A × B)
Martine Rothblatt	300,000	80%	240,000
James Edgemond	56,250	80%	45,000
Michael Benkowitz	78,750	80%	63,000
Paul Mahon	93,750	80%	75,000

    In determining the number of stock options earned, our Compensation Committee considered primarily our company's overall performance, placing heavy weight on the attainment of 80% of our Company-Wide Milestones for 2016. It also conducted a subjective review of individual performance, and determined that each Named Executive Officer's efforts played a major role in our 80% Milestone achievement level, that there were no individual deficiencies in individual performance, and therefore awarded them each 80% of their long-term incentive target.

  •
  Cash Profit Performance Options.  25% of each Named Executive Officer's equity opportunity for 2016 was awarded in March 2017 with a vesting condition tied entirely to achievement of a cash profit margin target over a multi-year period from 2017 through 2019 (Cash Profit Performance Options). In particular, each award will vest fully on the third anniversary of the date of grant, if our average cash profit margin meets or exceeds 50% over the 2017-2019 performance period. Vesting is subject to a threshold performance criteria of 45% average cash profit margin, at which one-half of the number of shares will vest. Below this threshold, zero shares will vest and between 45% and 50%, the number of shares that vest will be determined by linear interpolation. Cash profit margin for a given year is defined as cash profit for the year divided by net revenues for the year. Cash profit for a given year is defined as net income for the year, adjusted to add the following expenses, net of relevant benefits (or subtracted, to the extent the expense item is a net benefit):

  •
  Interest expense;

  •
  Non-cash charges (including, without limitation, amortization and depreciation);

  •
  Tax expense (including penalties and interest);

  •
  Extraordinary, non-recurring and unusual items (including without limitation, license fees, milestone payments, gains/losses on acquisition/disposal of assets, asset impairments; restructuring costs; foreign currency adjustments; discontinued operations);

  •
  Legal expenses related to (a) intellectual property prosecution and defense; (b) litigation and government investigation and enforcement proceedings; and (c) amounts paid to settle/resolve legal disputes, litigation and government investigations and enforcement proceedings; and

  •
  Share-based compensation expense.

        The following table shows the number of Cash Profit Performance Options granted to each Named Executive Officer in March 2017 in respect of their 2016 equity opportunity (representing the target/

maximum opportunity), as well as the threshold number of Cash Profit Performance Options that would be earned at threshold performance:

Executive Officer	Threshold	Target/Maximum
Martine Rothblatt	50,000	100,000
James Edgemond	9,375	18,750
Michael Benkowitz	13,125	26,250
Paul Mahon	15,625	31,250

        Both types of stock options expire 10 years from the date of grant, subject to earlier expiration upon termination of employment with us. Drs. Jeffs and Zaccardelli terminated employment in June 2016 and thus did not receive any stock option grants in 2017 in respect of 2016 performance.

  Promotion Stock Options

        In connection with the promotion to his new role as President and Chief Operating Officer, Mr. Benkowitz received a one-time promotion award of 52,500 stock options. These stock options were granted in June 2016. Based on the advice of our independent compensation consultant, we understand that the size of these awards and the time-based vesting nature of these awards, particularly when granted as a stock option which requires stock price appreciation in order to have any realizable value, is typical among our peers. These stock options vest in equal annual installments over four years, provided Mr. Benkowitz remains employed by our company.

  Conclusion

        As a result of these actions, actual total direct compensation (defined as 2016 base salary, plus cash incentive bonus paid in 2017 for 2016 performance, plus the grant date fair value of Milestone Performance Options granted in 2017 for 2016 performance) for our Named Executive Officers ranged from the 60th to the 90th percentile of our peer group depending on the executive. Our Compensation Committee believes this was appropriate given the pay-for-performance design of our compensation arrangements, where a significantly larger portion of Named Executive Officers' compensation on average is performance-based when compared to our peer group, and our track record of extraordinary, long-term performance against our internal goals and relative to our peers. Additionally, our annual compensation levels and composite performance for 2016 are extremely well aligned in relation to our peer group. As illustrated in the chart, below United Therapeutics' pay and performance is within the pay/performance alignment zone (depicted by the solid diagonal lines in the middle of the chart).

United Theraputics 2016 Pay and Performance Rank vs. Peer Group

*
Composite performance is defined as the following factors, each weighted 50%: (1) calendar year 2016 total shareholder return; and (2) the average of fiscal year 2016 revenue growth, EBITDA growth and EBITDA margin.

Other Executive Compensation Policies and Practices

  Long-Term Incentive Awards Grant Timing Policy

        Our long-term incentive award grant timing is designed so that awards are granted after the market has had an opportunity to react to our announcement of annual earnings. We also believe this timing helps us avoid broad internal communication of highly confidential financial results prior to public announcement of our annual financial results. All long-term incentive awards granted to our Named Executive Officers and other employees have an exercise price equal to the closing price of our common stock on the NASDAQ on the date of grant or, if the award is granted on a date when the NASDAQ is not open, an exercise price equal to the closing price of our common stock on the NASDAQ on the preceding trading day.

        As a general matter, awards to our Named Executive Officers for a given year have historically been granted on March 15th of the following calendar year (or the preceding trading day, if markets are not open on March 15th). As a result, long-term incentive awards for our Named Executive Officers, as discussed in our 2016 Proxy Statement, were granted on March 15, 2016, and these awards are shown in the Summary Compensation Table and the tables thereafter in this Proxy Statement. Awards granted on March 15, 2017 for the full-year 2016 are not shown in the Summary Compensation Table and the tables thereafter, in accordance with SEC disclosure rules. These awards will be included in these tables in our 2018 Proxy Statement.

  Benefits and Perquisites

        The benefits offered to our Named Executive Officers are substantially the same as those offered to all employees, with the exception of the supplemental executive retirement plan (SERP) discussed in the section entitled Supplemental Executive Retirement Plan below. We provide a tax-qualified retirement plan (a 401(k) plan) and medical and other benefits to executives that are generally available to other full-time employees. Under our 401(k) plan, all employees are permitted to contribute up to the maximum amount allowable under applicable law (i.e., $18,000 in 2016 or $24,000 for eligible participants who are age 50 or older). We make matching contributions equal to 40% of eligible employee contributions with such matching contributions vesting 33 1/3% per year based on years of service, not the amount of time an employee has participated in the 401(k) plan. Therefore, once an employee completes three years of service, his or her account is fully vested and any future matching funds will vest immediately. The 401(k) plan and other generally available benefits programs allow us to remain competitive for executive talent. We also provide limited perquisites to our Named Executive Officers, including participation in either our vehicle lease program, which covers the monthly lease payment and cost of insurance and maintenance on vehicles, or a monthly car allowance of up to $1,000. Our Compensation Committee believes that the availability of these benefit programs generally enhances executive recruitment, retention, productivity and loyalty to us.

        For additional details on certain benefits and perquisites received by our Named Executive Officers, see the Summary Compensation Table below.

  Supplemental Executive Retirement Plan

        We maintain our SERP for select executives to enhance the long-term retention of individuals who have been and will continue to be vital to our success. Currently, only our Named Executive Officers and four other members of senior management participate in the SERP. The SERP provides each participant with a lifetime annual payment after retirement (or at his or her election, a lump-sum payment) of up to 100% of final average three year gross salary less estimated social security benefit, provided that he or she is employed by us or one of our affiliates until age 60. Participants in the SERP are prohibited from competing with us or soliciting our employees for a period of twelve months following his or her termination of employment (or, if earlier, upon attainment of age 65). Violation of this covenant will result in forfeiture of all benefits under the SERP.

        Additional details regarding the SERP, including provisions in connection with a participant's death or disability or change in control of our company, are provided under the Pension Benefits in 2016 table below.

  Post-Employment Obligations for Named Executive Officers

        Each of our Named Executive Officers is eligible for certain severance payments in the event his or her employment terminates under specified circumstances, including in connection with a change in control, as provided in their employment agreements as well as the terms of the SERP, the EIP, the 2015 SIP and the STAP. These payments vary based on the type of termination but may include cash severance, stock option and STAP vesting acceleration, SERP vesting acceleration, and/or continuation of health and other benefits.

        Our Compensation Committee approved these arrangements in order to promote the loyalty and productivity of our Named Executive Officers and to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of our shareholders and other constituents of our company without undue concern about whether the transaction may jeopardize their employment. Our Compensation Committee wants our Named Executive Officers to be free to think creatively and promote the best interests of our company without worrying about the impact of those decisions on their employment.

        Details regarding severance and change in control arrangements for our Named Executive Officers are contained in the text following the Potential Payments Upon Termination or Change in Control table below.

  Stock Ownership Guidelines

        As noted above under Board of Directors, Committees, Corporate Governance—Stock Ownership Guidelines, in 2011 our Board adopted Stock Ownership Guidelines in order to further align the financial interests of our directors and executive officers with those of our shareholders, to foster a long-term management orientation, and to promote sound corporate governance. Our Board amended the Stock Ownership Guidelines in 2016 in light of changes in the composition of our executive management team. As amended, our Stock Ownership Guidelines set targets for each executive officer according to the lesser of a multiple of base salary or fixed number of shares of common stock as follows:

Title of Individual	Ownership Target
Chairman and Chief Executive Officer*	Lesser of 6x base salary or 100,000 shares
President and Chief Operating Officer*	Lesser of 3x base salary or 30,000 shares
Chief Financial Officer and Treasurer**	Lesser of 3x base salary or 20,000 shares
Executive Vice President and General Counsel*	Lesser of 3x base salary or 30,000 shares

*
Currently meets guidelines

**
On-track to meet guidelines within five-year phase-in period

        In determining ownership levels for each executive officer, credit is provided for shares held outright, as well as the number of vested, but unexercised, stock options and STAP awards. For purposes of vested, unexercised stock options and STAP awards, shares will be calculated on an "as if exercised" basis, assuming a cashless exercise (in the case of stock options) and net of taxes (using an assumed 35% tax rate). Executive officers are expected to achieve their Stock Ownership Guideline target within five years of becoming subject to this policy. The policy provides procedures for granting exemptions in the case of severe financial hardship. As of March 31, 2017, all of our Named Executive Officers had met the ownership targets in our Stock Ownership Guidelines or were on track to do so within the time permitted.

  Policy Regarding Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the Code) generally provides that we may not deduct compensation paid to our Chairman and Chief Executive Officer and the three other most highly paid executive officers (other than our Chief Financial Officer) that exceeds $1 million per officer in a calendar year. Compensation that is considered "performance-based compensation" within the meaning of the Code does not count toward the $1 million limit.

        While our Compensation Committee considers the impact of this tax treatment, the primary factor influencing program design is the support of business objectives. Generally, whether incentive compensation will be deductible under Section 162(m) of the Code will be a consideration, but not the decisive consideration, with respect to our Compensation Committee's compensation determinations. Accordingly, our Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that our Compensation Committee determines to be more appropriate. For example, awards granted under the annual cash incentive plan and the STAP historically have not met all of the requirements for deductibility under the Code, and therefore may not be deductible, even though we consider annual cash incentive awards and STAP awards to be based on performance.

        In 2014, our shareholders approved the United Therapeutics Corporation Section 162(m) Bonus Plan, which is intended to provide our company with the ability to deduct future cash bonuses to all of our Named Executive Officers, beginning with the 2015 performance period. Beginning in 2015, our cash bonus structure has been intended to enable us to deduct such bonuses paid to our Named Executive Officers. Furthermore, following shareholder approval of the 2015 SIP, we have structured equity-based awards to our Named Executive Officers in a manner intended to be deductible by us. The rules and regulations promulgated under Section 162(m) of the Code are complicated, however, and subject to change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as performance-based compensation under Section 162(m) of the Code will so qualify.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into United Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Compensation Committee: Christopher Causey (Chair) Judy Olian Christopher Patusky Louis Sullivan

 EXECUTIVE COMPENSATION

        The following table shows compensation information for 2014, 2015 and 2016 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Option/ STAP Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Martine Rothblatt	2016	$1,226,949	(6)	—	$12,583,891	$992,464	$611,425	$9,600	$15,424,329
Chairman and Chief	2015	1,078,099	(6)	—	—	1,171,152	—	18,626	2,267,877
Executive Officer	2014	1,024,524		—	29,460,128	1,073,981	1,633,033	23,263	33,214,929
James Edgemond(7)	2016	$591,014		—	$2,097,315	$360,000	$1,039,675	$21,450	$4,109,454
Chief Financial Officer and Treasurer	2015	380,146		—	2,402,371	216,000	N/A	13,400	3,011,917
Michael Benkowitz(8)	2016	$568,417		—	$3,570,563	$416,000	$508,653	$287,522	$5,351,155
President and Chief Operating Officer
Paul Mahon	2016	$942,724		—	$5,243,288	$413,764	$1,006,819	$21,600	$7,628,195
Executive Vice President	2015	760,201		—	6,954,075	495,785	303,644	17,800	8,531,505
and General Counsel	2014	730,988		—	4,236,250	454,663	1,209,728	16,400	6,648,029
Roger Jeffs(9)	2016	$484,890		—	$10,486,576	$—	$—	$6,035,441	$17,006,907
Former President and	2015	925,000		—	14,397,705	899,100	584,767	26,127	16,832,699
Co-CEO	2014	840,389		—	5,930,750	653,381	1,398,158	25,213	8,847,891
David Zaccardelli(10)	2016	$343,673		—	$3,145,973	$—	$—	$15,418	$3,505,064
Former Executive Vice President and Chief Operating Officer	2015	500,000		—	4,529,880	324,000	360,063	17,800	5,731,743

(1)
Increases in base salaries for each of our Named Executive Officers became effective on March 1, 2014 and 2016. In addition, increases in base salaries for Drs. Jeffs, Rothblatt and Zaccardelli became effective January 1, 2015, and for Messrs. Mahon and Edgemond became effective on March 1, 2015. Finally, an additional salary increase for Mr. Benkowitz became effective June 26, 2016, upon his promotion to President and Chief Operating Officer, and Mr. Edgemond also received a base salary increase at that time. Therefore, a portion of the base salary shown for each year reflects the salary level for the previous year. In the case of Dr. Rothblatt and Messrs. Edgemond, Benkowitz and Mahon, amounts shown for 2016 also include $117,075, $60,074, $75,256 and $152,125 in accrued but unused vacation time that was cashed out in 2016 as a result of the elimination of our paid time off policy.

(2)
Amounts shown represent the aggregate grant date fair value of stock options and STAP awards granted in each reported year, computed in accordance with applicable accounting standards. For a discussion of valuation assumptions for stock options and STAP awards for 2016 see Note 11—Stockholders' Equity and Note 7—Share Tracking Awards Plans, respectively, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The stock options were awarded under our EIP and our 2015 SIP and the STAP awards were granted under the STAP. See the Grants of Plan-Based Awards in 2016 table for more information on stock options and STAP awards granted to our Named Executive Officers in 2016.

(3)
Amounts shown for each year represent the total cash awards earned by each Named Executive Officer under our Company-Wide Milestone Incentive Bonus Program for the respective year, although the awards were not paid until March of the following year. The payouts were determined based on our attainment of specific, pre-established performance Milestones. For example, the amounts reported for 2016 reflect cash earned in respect of 2016 performance, but paid in March 2017. For information on the amounts earned for 2016, see the section entitled Cash Incentive Bonus Program in the Compensation Discussion and Analysis above. Given that Drs. Jeff and Zaccardelli resigned in 2016, neither received a cash award in March 2017 in respect of 2016 performance.

(4)
Amounts shown represent the change in the actuarial present value of retirement benefits under the SERP calculated in accordance with GAAP under SEC requirements. The assumptions used in calculating the change in the actuarial present value of SERP benefits are described in the footnotes to the Pension Benefits table below. Dr. Rothblatt's change in value was negative (-$245,203) and thus is reported as zero in 2015 in accordance with SEC rules. In addition, the change in value for Drs. Jeffs and Zaccardelli in 2016 were negative (-$8,895,739 and -$4,015,083, respectively), as a result of their resignation in 2016 prior to reaching retirement age under the terms of the SERP. Therefore, amounts for Drs. Jeffs and Zaccardelli are reported as zero for 2016. In addition, Mr. Edgemond was added to the SERP effective July 1, 2016. The change in pension value from year to year as reported in the table will vary based on these assumptions and may not represent the value that a Named Executive Officer will actually accrue or receive under the SERP.

(5)
The amounts shown represent the aggregate incremental cost that can be attributed to lease, insurance and maintenance payments made on vehicles used by a Named Executive Officer or for monthly automobile allowances, and for travel expenses for family members to our functions (collectively, the perquisites), and "matching contributions" under our 401(k) Plan equal to 40% of each participant's qualifying salary contributions. In the case of Mr. Benkowitz, the amount shown also includes $275,322 in relocation benefits, as Mr. Benkowitz relocated from California to North Carolina in connection with his promotion to President and Chief Operating Officer. In the case of Dr. Jeffs, the amount shown also includes the following, all of which was required by pre-existing terms of his employment agreement: (i) $2,277,888, reflecting the change in accounting value associated with the acceleration of unvested stock options and STAPs in connection with the termination of his employment; (ii) severance payment of $3,722,200, which was deferred until January 2017 but earned as a result of his resignation effective June 26, 2016; and (iii) $25,753, representing a pro-rata portion of his consulting fees as a senior advisor, from June 26, 2016 through the end of 2016.

(6)
Our Canadian subsidiary pays a portion of Dr. Rothblatt's total base salary in the amount of 120,000 Canadian dollars. The value of this portion in U.S. dollars has been estimated for the purposes of disclosure here by using the spot exchange rate on the dates on which Dr. Rothblatt was paid. In 2016, our Canadian subsidiary paid the equivalent of US$89,308 of Dr. Rothblatt's total base salary.

(7)
Mr. Edgemond was promoted to Chief Financial Officer and Treasurer on March 13, 2015. Amounts reported for fiscal year 2015 reflect compensation paid to Mr. Edgemond during the entirety of 2015.

(8)
Mr. Benkowitz was promoted to President and Chief Operating Officer effective June 26, 2016, upon the resignation of Dr. Jeffs. Amounts reported reflect compensation paid to Mr. Benkowitz during the entirety of 2016.

(9)
Dr. Jeffs resigned as President and Co-Chief Executive Officer effective June 26, 2016.

(10)
Dr. Zaccardelli was promoted to Executive Vice President and Chief Operating Officer on January 1, 2015, and became a Named Executive Officer. He subsequently resigned from this position effective June 26, 2016.

Grants of Plan-Based Awards in 2016

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)	All Other Option Awards: Number of Securities Underlying Options(2) (#)		Exercise or Base Price of Stock Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards(3) ($)
Martine Rothblatt	Stock Options	03/15/16		294,000		$120.26	$12,583,200
	Milestone Incentive	N/A	$1,240,580
James Edgemond	Stock Options	03/15/16		49,000		$120.26	$2,097,200
	Milestone Incentive	N/A	$450,000
Michael Benkowitz	Stock Options	03/15/16		39,200		$120.26	$1,677,760
	Stock Options	06/24/16		52,500	(4)	$102.11	$1,892,625
	Milestone Incentive	N/A	$520,000
Paul Mahon	Stock Options	03/15/16		122,500		$120.26	$5,243,000
	Milestone Incentive	N/A	$517,205
Roger Jeffs	Stock Options(5)	03/15/16		245,000	(5)	$120.26	$10,486,000
	Milestone Incentive	N/A	$962,000
David Zaccardelli	Stock Options(6)	03/15/16		73,500	(6)	$120.26	$3,145,800
	Milestone Incentive	N/A	$338,000

(1)
The amounts in these columns represent each Named Executive Officer's cash incentive bonus target and maximum opportunities based on the annual Company-Wide Milestone Incentive Bonus Program for 2016 described in the section entitled Company-Wide Milestone Incentive Bonus Program in the Compensation Discussion and Analysis above. Our Company-Wide Milestone Incentive Bonus Program does not have a threshold payout. The target payout for the Company-Wide Milestone Incentive Bonus Program also represents the maximum payout. Accordingly, no threshold or maximum columns are shown. Actual bonuses earned under the program in 2016 are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The amounts in this column reflect the number of stock options granted to our Named Executive Officers as long-term incentive awards under our 2015 SIP.

(3)
The grant date fair value of stock options is generally the amount that we will recognize as an expense over the award's vesting period, computed in accordance with applicable accounting standards.

(4)
Reflects one-time stock option award granted to Mr. Benkowitz upon his promotion to President and Chief Operating Officer.

(5)
In accordance with his employment agreement, all of these stock options fully vested upon Dr. Jeffs' resignation and transition to the role of Senior Advisor, effective June 26, 2016.

(6)
All of these stock options were forfeited upon Dr. Zaccardelli's resignation, effective June 26, 2016.

Narratives to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table

Named Executive Officer Employment Agreements

        The material terms of each Named Executive Officer's employment agreement are described below.

  Dr. Rothblatt

        In April 1999, we entered into an employment agreement with Dr. Rothblatt. This agreement was amended from time to time and we entered into an Amended and Restated Executive Employment Agreement with Dr. Rothblatt effective January 1, 2009 in order to clarify the effectiveness of certain prior amendments, and to make certain other immaterial amendments. This agreement was further amended effective January 1, 2015, to reflect her new title of Chairman and Co-Chief Executive Officer, to remove her entitlement to an annual grant of stock options based on a market capitalization growth formula, and to provide flexibility for our company to grant her incentive-based compensation in a variety of forms in our Compensation Committee's discretion. The amendment also eliminated Dr. Rothblatt's right to an Internal Revenue Code Section 280G excise tax gross-up payment.

        Dr. Rothblatt's employment agreement provides for an initial five-year term, which is automatically extended for an additional year at the end of each year unless either party gives at least six months' notice of termination. If either party provided such a notice of termination, it would result in a four-year remaining term. We note that this rolling five-year term has no bearing on potential severance payments upon termination, which are described under Potential Payments Upon Termination or Change in Control.

        Dr. Rothblatt's compensation in 2016 was paid pursuant to this employment agreement, which entitles her to a minimum base salary of $180,000, annual cash and long-term incentive compensation and participation in employee benefits generally available to other executives of our company. The level of Dr. Rothblatt's base salary is subject to annual review and increase by our Compensation Committee. Her annual salary was last reviewed in January 2016, and beginning March 1, 2016, was $1,127,800. Her employment agreement also requires us to pay the cost of leasing, maintaining and insuring an automobile for Dr. Rothblatt.

        Dr. Rothblatt's employment agreement prohibits her from engaging in activities competitive with us for five years following her last receipt of compensation from us. She is also subject to a permanent confidentiality obligation. For information regarding severance and change in control arrangements for Dr. Rothblatt, see the text following the Potential Payments Upon Termination or Change in Control table below.

  Mr. Edgemond, Mr. Benkowitz, Mr. Mahon and Drs. Jeffs and Zaccardelli

        We have entered into employment agreements with each of Messrs. Edgemond, Benkowitz and Mahon and, prior to their resignation in 2016, we were also party to employment agreements with Drs. Jeffs and Zaccardelli. The agreement for Mr. Mahon provides, and the agreements for Drs. Jeffs and Zaccardelli provided, prior to their resignation, for an initial five-year term, which is automatically extended for an additional year at the end of each year. Either party may terminate the agreement a certain time period prior to an annual renewal, which would result in a four-year remaining term. The agreements for Messrs. Benkowitz and Edgemond provide an initial term of three years, following which the agreement continues from year-to-year for one year terms unless either party provides written notice to terminate a certain time period prior to the end of the then-current term. Each employment agreement provides for an annual minimum base salary, which is subject to annual review and increase by our Compensation Committee. Annual salaries for each of these executives was reviewed in early 2016, with raises becoming effective March 1, 2016. Salaries were reviewed again following the departure of Drs. Jeffs and Zaccardelli, and Messrs. Benkowitz and Edgemond each received salary increases effective June 26, 2016. The following table outlines these details for each executive:

Executive Officer	Month/Year of Agreement	Minimum Base Salary under Agreement	Base Salary as of March 1, 2016	Base Salary as of June 26, 2016
James Edgemond	March 2015	$400,000	$440,000	$600,000
Michael Benkowitz	June 2016	$650,000	$350,925	$650,000
Paul Mahon	June 2001	$300,000	$795,700	$795,700
Roger Jeffs	November 2000	$250,000	$962,000	N/A
David Zaccardelli	June 2006	$214,812	$520,000	N/A

        Under these agreements, each executive is eligible to participate in our broad-based employee benefit plans. In accordance with the terms of Dr. Jeffs' employment agreement, we also paid the cost for leasing, maintaining and insuring an automobile for Dr. Jeffs. In accordance with our executive automobile policy, we also pay the cost for leasing, maintaining and insuring an automobile for Mr. Edgemond, and Messrs. Benkowitz and Mahon each receive a monthly car allowance, as did Dr. Zaccardelli prior to his resignation in June 2016, equal to $600 per month through October 2015, and $1,000 per month thereafter.

        Each of these employment agreements prohibits the executive from accepting employment, consultancy or any other business relationships with an entity that directly competes with us or from engaging in the solicitation of our employees on behalf of a competitor for a period of time following his last receipt of compensation from us (two years in the case of Dr. Jeffs and Mr. Mahon and one year in the case of Mr. Edgemond, Mr. Benkowitz and Dr. Zaccardelli). Each agreement includes an obligation of confidentiality for three years after termination of the executive's employment.

        Messrs. Edgemond and Benkowitz are, and Dr. Zaccardelli was prior to his resignation, party to a change in control severance agreement providing benefits in the event of his termination following a change in control of our company. In particular, these benefits include a cash severance payment equal to two times base salary, plus two times the highest of (i) the cash bonus paid to the individual for the year immediately preceding the year in which the change in control occurs, (ii) the cash bonus payable to the individual for the year immediately preceding the year in which the termination of employment occurs, or (iii) the individual's annual target cash bonus. This cash severance would become payable is in lieu of any severance payment under the respective employment agreements, unless severance under the employment agreement would result in a greater benefit. The change in control severance agreement also provides for continuation of medical benefits for 24 months following termination, and outplacement benefits with a value of $10,000.

        For further information regarding severance and change in control arrangements for these Named Executive Officers, see the text following the Potential Payments Upon Termination or Change in Control table below.

Summary of Terms of Plan-Based Awards

  Equity Incentive Plan

        For 2014 and prior years, Dr. Rothblatt was eligible to receive an annual award of options to purchase a number of shares of common stock equal to one-eighteenth of one percent of the increase in our market capitalization, calculated using the average closing price for the month of December versus the average measured in December of the prior year. Through the end of 2014, all of Dr. Rothblatt's stock options were awarded pursuant to our EIP, have a term of ten years and are fully vested and exercisable on the date of grant. The stock options have an exercise price equal to the closing price on the NASDAQ on the date of grant. Effective January 1, 2015, this entitlement was eliminated from her employment agreement, and the issuance of awards under the EIP has been discontinued.

  STAP Awards and Stock Options under the 2015 SIP

        As described in the section entitled Long-Term Incentive Award Compensation in the Compensation Discussion and Analysis above, in 2015 our Named Executive Officers (other than Dr. Rothblatt) were granted STAP awards based on 2014 performance. The issuance of STAP awards was discontinued upon the approval of our 2015 SIP in June 2015. In 2016, our Named Executive Officers were granted stock options under our 2015 SIP.

        These long-term incentive awards are granted annually, concurrently with the cash incentive bonus awards. The STAP awards convey the right to receive an amount in cash equal to the positive difference between the exercise price (which equals the closing price of our common stock on the date of grant) and the closing price of our common stock on the date of exercise. The fair value is based on the closing price of our common stock on the relevant grant date.

        STAP awards granted to our Named Executive Officers in 2015 and stock options granted under the 2015 SIP in 2016 vest in one-fourth increments on the first four anniversaries of the date of grant, in each case subject to the Named Executive Officer's continued employment. Stock options granted under the 2015 SIP in 2017 vest in one-third increments on the first three anniversaries of the date of grant (in the case of Milestone Performance Options), or cliff vest on the third anniversary of the date of grant to the extent earned based on performance (in the case of Cash Profit Performance Options), in each case subject to the Named Executive Officer's continued employment. Each award has a ten-year term. For information regarding acceleration of vesting upon certain employment termination events, see the text following the Potential Payments Upon Termination or Change in Control table below.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table sets forth information regarding unexercised stock options or STAP awards held by each of our Named Executive Officers as of December 31, 2016.

	Option Awards and STAP Awards
			Number of Securities Underlying Unexercised Options or STAP Awards(1)
					Option or STAP Award Exercise Price ($)	Option or STAP Award Expiration Date
Name and Grant Date	Award Type		(#) Exercisable	(#) Unexercisable
Martine Rothblatt
12/31/2007	Stock Option		104,473	—	30.75	12/31/2017
12/31/2009	Stock Option		430,244	—	52.65	12/31/2019
12/31/2010	Stock Option		364,834	—	63.22	12/31/2020
12/31/2012	Stock Option		61,288	—	53.42	12/31/2022
12/31/2013	Stock Option	(2)	1,000,000	—	113.08	12/31/2023
12/31/2014	Stock Option	(2)	723,869	—	129.49	12/31/2024
03/15/2016	Stock Option		—	294,000	120.26	03/15/2026
James Edgemond
01/14/2013	STAP Award	(3)	5,000	—	52.12	01/14/2023
03/14/2014	STAP Award		1,205	1,206	94.96	03/14/2024
03/13/2015	STAP Award		6,250	18,750	163.30	03/13/2025
03/13/2015	STAP Award		3,790	11,370	163.30	03/13/2025
03/15/2016	Stock Option		—	49,000	120.26	03/15/2026
Michael Benkowitz
04/04/2011	STAP Award		21,750	—	68.14	04/04/2021
03/15/2012	STAP Award		6,450	—	47.50	03/15/2022
01/02/2013	STAP Award	(4)	—	100,000	53.83	01/02/2023
03/15/2013	STAP Award		9,200	9,200	61.06	03/15/2023
03/14/2014	STAP Award		20,000	20,000	94.96	03/14/2024
03/13/2015	STAP Award		9,300	27,900	163.30	03/13/2025
03/15/2016	Stock Options		—	39,200	120.26	03/15/2026
06/24/2016	Stock Options		—	52,500	102.11	06/24/2026
Paul Mahon
09/15/2009	STAP Award		8,000	—	50.09	09/15/2019
03/15/2010	STAP Award		62,500	—	57.15	03/15/2020
09/15/2010	STAP Award		62,500	—	51.37	09/15/2020
03/15/2011	STAP Award		62,500	—	65.80	03/15/2021
03/15/2013	STAP Award		86,250	28,750	61.06	03/15/2023
03/14/2014	STAP Award		62,500	62,500	94.96	03/14/2024
03/13/2015	STAP Award		29,062	87,188	163.30	03/13/2025
03/15/2016	Stock Options		—	122,500	120.26	03/15/2026
Roger Jeffs(5)
03/14/2014	STAP Award		175,000	—	94.96	03/14/2024
01/02/2015	STAP Award		100,000	—	127.73	01/02/2025
03/13/2015	STAP Award		162,750	—	163.30	03/13/2025
03/15/2016	Stock Options		245,000	—	120.26	03/15/2026
David Zaccardelli
None(6)

(1)
Dr. Rothblatt's stock options (other than those granted in fiscal year 2016) were fully vested upon grant pursuant to her employment agreement. Except as otherwise noted, all other STAP awards and stock options listed on this table vest in one-fourth increments on the first four anniversaries of the date of grant, assuming continued employment.

(2)
These stock options have been transferred to trusts beneficially owned by Dr. Rothblatt and her spouse, for estate planning purposes.

(3)
One-time STAP award granted upon Mr. Edgemond's commencement of employment, which vested in full on February 28, 2015.

(4)
Vests in full on January 2, 2018.

(5)
To the extent not already vested, all of Dr. Jeffs' outstanding stock options and STAP awards accelerated on June 26, 2016, as a result of Dr. Jeffs' resignation and acceptance of a senior advisor role, in accordance with his employment agreement.

(6)
As a result of Dr. Zaccardelli's resignation effective June 26, 2016, all of Dr. Zaccardelli's stock options and STAP awards were either forfeited or exercised prior to December 31, 2016.

Option Exercises and Stock Vested in 2016

        The following table shows (i) the number of shares of our common stock acquired upon exercise of stock options; and (ii) the number of STAP awards exercised by each of our Named Executive Officers during the year ended December 31, 2016.

	Option Awards		STAP Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of STAP Awards Exercised (#)	Value Realized on Exercise ($)(1)
Martine Rothblatt	183,945	$16,504,961	—	$—
James Edgemond	—	$—	—	$—
Michael Benkowitz(2)	—	$—	—	$—
Paul Mahon	—	$—	144,000	$10,370,705
Roger Jeffs(3)	—	$—	155,125	$9,276,811
David Zaccardelli(3)	—	$—	111,250	$4,604,135

(1)
Represents the difference between the exercise price of the stock options or STAP award and the fair market value of our common stock on the date of exercise, multiplied by the number of options or STAP awards exercised. STAP awards convey the right to receive an amount in cash equal to the positive difference between the exercise price and the closing price of our common stock on the date of exercise.

(2)
Reflects the full year ended December 31, 2016, even though Mr. Benkowitz did not become a Named Executive Officer until June 26, 2016.

(3)
Reflects the full year ended December 31, 2016, even though Drs. Jeffs and Zaccardelli resigned effective June 26, 2016.

 Pension Benefits in 2016

        The table below describes the present value of the accumulated benefit for our Named Executive Officers under the SERP. Mr. Edgemond was added to the SERP on July 1, 2016.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)
Martine Rothblatt	SERP	15.0	$15,196,573
James Edgemond	SERP	3.9	$1,039,675
Michael Benkowitz	SERP	5.7	$1,302,593
Paul Mahon	SERP	15.0	$8,813,891
Roger Jeffs(3)	SERP	N/A	$—
David Zaccardelli(3)	SERP	N/A	$—

(1)
Reflects the number of years (up to the maximum of 15 years under the terms of the SERP) since each Named Executive Officer commenced employment with us.

(2)
For a discussion of valuation assumptions, see Note 14—Employee Benefit Plans to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The present value of accumulated benefits calculation includes non-service-related benefits; that is, it assumes continued service until participants reach age 60. The present value is based on accumulated benefits projected at age 60 based on earnings at December 31, 2016. A discount rate of 3.67% is used and assumes no pre-retirement death, disability or termination.

(3)
Drs. Jeffs and Zaccardelli resigned effective June 26, 2016, prior to reaching retirement age under the SERP.

Supplemental Executive Retirement Plan

        In 2006, our Compensation Committee approved our SERP, which is a non-qualified supplemental defined benefit retirement plan for select key executives intended to enhance the long-term retention of individuals that have been and will continue to be vital to our success. Participants in the SERP generally must remain in the employ of our company or one of its affiliates until age 60 to receive a benefit except in the event of death, disability or a change in control of our company. If a participant terminates employment with us for any reason prior to age 60 (other than due to death or disability or following a change in control), no benefit will be paid. The benefit to be paid under the plan is based on when an executive commenced participation in the plan. In general, a participant will be eligible for an unreduced benefit under the plan after 15 years of service. Upon a change-in-control before a participant reaches age 60, he or she will immediately vest in and receive a prorated benefit based on years of service to date.

        The SERP is administered by our Compensation Committee. Currently, our Named Executive Officers and four other members of senior management participate in the SERP. Each of our Named Executive Officers all eligible, upon retirement after the age of 60, to receive monthly payments equal to the monthly average of the total gross base salary received by the participant over his or her last 36 months of active employment (the Final Average Compensation), reduced by the participant's estimated social security benefit (determined as provided under the SERP), for the remainder of the participant's life (the aggregate amount of such payments, the Normal Retirement Benefit), commencing on the first day of the sixth month after retirement. For executives who began participating in the plan after July 1, 2006, the retirement benefit is generally calculated as 100% of the final three-year average gross base salary reduced by the estimated social security benefit they would receive in retirement, multiplied by a fraction (not to exceed 1) the numerator of which is their years of service and the denominator of which is 15 (the Normal Retirement Benefit). This means that for participants who have less than 15 years of service with us, the retirement benefit is prorated by the number of years of actual service divided by 15 years. By age 60, all of the current participants will have had 15 years of service if they remain employed by us. In the event of termination of employment due to disability prior to the age of 60 or death prior to retirement, a participant or the participant's beneficiary, as applicable, will be entitled to a percentage of the Normal Retirement Benefit, as determined under the SERP (the aggregate amount of such payments referred to as the Disability Retirement Benefit), commencing on the first day of the sixth month after termination of employment in the event of a Disability and as soon as administratively practicable in the event of death. All of our Named Executive Officers have elected to receive their benefit in the form of a lump sum, although they were also offered a choice of a single life annuity or an actuarially equivalent joint or survivor annuity.

        In the event of a change in control, as defined in the SERP, a participant who is actively employed on the date of the change in control will be entitled to a lump sum payment equal to the actuarial equivalent present value of a monthly single life annuity equal to (1) the participant's Final Average Compensation, reduced by the participant's estimated future social security benefit (determined as provided under the SERP), multiplied by (2) a fraction (no greater than one), the numerator of which equals the participant's years of service and the denominator of which equals 15, to be paid as soon as administratively practicable following the change in control. In the event that a participant is entitled to a Normal Retirement Benefit or Disability Retirement Benefit at the time of a change in control, all such payments (or any remaining payments, with respect to any participant who is receiving payments under the SERP at the time of the change in control) will be made in a lump sum as soon as administratively practicable following such change in control.

        Participants in the SERP will be prohibited from competing with us or soliciting its employees for a period of twelve months following his or her termination of employment (or, if earlier upon attainment of age 65). Violation of this covenant will result in forfeiture of all benefits under the SERP.

        In 2016, Drs. Jeffs and Zaccardelli resigned prior to reaching retirement age, and therefore they received no payout under the SERP. In addition, Mr. Edgemond became a SERP participant effective July 1, 2016.

Rabbi Trust

        In December 2007, our Compensation Committee adopted the United Therapeutics Corporation Supplemental Executive Retirement Plan Rabbi Trust Document (Rabbi Trust Document), providing for the establishment of a trust (Rabbi Trust), the assets of which will be contributed by us and used to pay benefits under the SERP. The Rabbi Trust Document was entered into between our company and Wilmington Trust Company, which will serve as trustee of the Rabbi Trust. The Rabbi Trust is irrevocable, and SERP participants will have no preferred claim on, nor any beneficial ownership interest in, any assets of the Rabbi Trust.

        Currently, the Rabbi Trust does not contain any assets. Generally, we may contribute additional assets to the Rabbi Trust at our sole discretion. However, pursuant to the terms of the Rabbi Trust Document, within five days following the occurrence of a potential change in control (as defined in the Rabbi Trust Document), or if earlier, at least five days prior to the occurrence of a change in control (as defined in the Rabbi Trust Document), we will be obligated to make an irrevocable contribution to the Rabbi Trust in an amount sufficient to pay each SERP participant or beneficiary the benefits to which they would be entitled pursuant to the terms of the SERP on the date on which the change in control occurred. The Rabbi Trust will not terminate until the date on which SERP participants or their beneficiaries are no longer entitled to benefits pursuant to the terms of the SERP.

Potential Payments Upon Termination or Change in Control

        Each of our Named Executive Officers is eligible to receive certain payments and benefits if his or her employment is involuntarily terminated without "Cause", terminated by the executive for "Good Reason", terminated by the executive voluntarily with continued status as a "Senior Advisor" to us, terminated due to disability or death, or terminated in connection with a "Change in Control" of our company in accordance with the applicable terms of their respective employment agreements, change in control severance agreements, the SERP, our equity compensation plans (the EIP and 2015 SIP) and related stock option agreements, and the STAP and related award agreements, as reported in the Potential Payments Upon Termination or Change in Control table below and described in the narrative table that follows. The summary of these benefits is qualified in its entirety by the specific language of the various agreements and plans that have been filed with the SEC. The amounts shown in the Potential Payments Upon Termination or Change in Control table below are estimates of the value of these payments and benefits, assuming that such termination or triggering event was effective as of December 31, 2016 (except as otherwise noted below with respect to those Named Executive Officers who terminated during the year). The actual compensation to be paid to a Named Executive Officer can only be determined at the time such Named Executive Officer's employment is terminated and may vary based on factors such as the timing during the year of any such event, our stock price, the executive officer's age, and any changes to our benefit arrangements and policies. In addition to the benefits described below, our Named Executive Officers will be eligible to receive any benefits accrued under our broad-based benefit plans, such as distributions under life insurance and disability benefit plans.

Potential Payments Upon Termination or Change in Control

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause/ Resignation for Good Reason/ Resignation While Continuing as Senior Advisor(1)		Disability	Death	Termination upon a Change in Control	Change In Control without Termination of Employment
Martine Rothblatt
Salary and bonus	$8,068,008		$1,127,800	$1,127,800	$8,068,008	$—
Stock option vesting acceleration(2)	6,811,980		—	—	6,811,980	6,811,980
Supplemental Executive Retirement Plan	15,196,573	(3)	14,932,254	10,209,052	15,196,573	15,196,573
Health and other benefits(4)	117,511		—	—	117,511	—

Total	$30,194,072		$16,060,054	$11,336,852	$30,194,072	$22,008,553

James Edgemond
Salary and bonus	$718,356		$—	$—	$2,100,000	$—
STAP award and stock option vesting acceleration(2)	—		1,193,785	1,193,785	1,193,785	1,193,785
Supplemental Executive Retirement Plan.	—		1,852,210	1,310,123	984,046	984,046
Health and other benefits(5)	—		—	—	47,907	—

Total	$718,356		$3,045,995	$2,503,908	$4,325,738	$2,177,831

Michael Benkowitz
Salary and bonus	$1,615,205		$—	$—	$2,340,000	$—
STAP award and stock option vesting acceleration(2)	—		13,764,768	13,764,768	13,764,768	13,764,768
Supplemental Executive Retirement Plan.	—		2,127,306	1,519,123	1,210,674	1,210,674
Health and other benefits(5)	—		—	—	47,907	—

Total	$1,615,205		$15,892,074	$15,283,891	$17,363,349	$14,975,442

Paul Mahon
Salary and bonus	$2,582,970		$—	$—	$2,582,970	$—
STAP award and stock option vesting acceleration(2)	8,235,838		8,235,838	8,235,838	8,235,838	8,235,838
Supplemental Executive Retirement Plan	—		8,948,491	6,172,544	8,479,202	8,479,202

Total	$10,818,808		$17,184,329	$14,408,382	$19,298,010	$16,715,040

Roger Jeffs
Salary and bonus(6)	$3,722,200		$—	$—	$—	$—
STAP award and stock option acceleration(7)	2,277,888		—	—	—	—
Supplemental Executive Retirement Plan	—		—	—	—	—

Total	$6,000,088		$—	$—	$—	$—

David Zaccardelli
None(8)

(1)
Benefits upon termination while continuing as a senior advisor are applicable only to employment agreements with Drs. Rothblatt and Jeffs and Mr. Mahon.

(2)
The value shown is based on the positive difference between the aggregate exercise price of all accelerated stock options and/or STAP awards and the aggregate market value of the underlying shares calculated based on the closing market price of our common stock on December 31, 2016, $143.43.

(3)
Dr. Rothblatt's employment agreement provides for SERP benefits under her employment agreement upon reaching age 65, including three additional years of service. Given Dr. Rothblatt has attained retirement age and has already reached the maximum number of years of service under the SERP, this additional benefit is no longer applicable. As a result, the value included in this table represents the normal benefits Dr. Rothblatt would receive upon retirement, in accordance with the terms of the SERP.

(4)
Represents the estimated value of continued health care benefits for a three-year period after termination, outplacement services for 12 months and the fair value of one currently leased vehicle.

(5)
Represents the estimated value of continued health care benefits for a two-year period after termination and outplacement services equal to $10,000.

(6)
Dr. Jeffs resigned effective June 26, 2016 and elected to become a senior advisor in accordance with his employment agreement. The table reflects the amount of severance actually received following his resignation. In addition, he became entitled to $50,000 per year for his senior advisory services, commencing in January 2017. All of these payments and benefits were required under pre-existing terms of Dr. Jeffs' employment agreement.

(7)
The value shown is based on the positive difference between the aggregate exercise price of all accelerated stock options and/or STAP awards and the aggregate market value of the underlying shares calculated based on the closing market price of our common stock on the effective date of Dr. Jeffs' resignation, June 26, 2016, which was $102.11.

(8)
Dr. Zaccardelli resigned effective June 26, 2016, and was not entitled to any benefits upon his termination of employment.

Severance and Change in Control Payments to Named Executive Officers

Provision	Terms Applicable to Chairman and CEO	Terms Applicable to Dr. Jeffs and Mr. Mahon
Payments Upon Involuntary Termination without Cause, or Resignation for Good Reason, or Resignation while Continuing as Senior Advisor

•

Lump sum prorated bonus and incentive payment*

•

Lump sum payment equal to 3.0 times base salary + 3.0 times annual cash incentive bonus*

•

Continuation of health care benefits for 36 months, outplacement services for 12 months and the transfer of one currently leased vehicle

•

Immediate vesting of unvested stock options

• Lump sum payment equal to two times: (i) current base salary; plus (ii) annual cash incentive bonus* • Immediate vesting of unvested stock options and STAP awards
Payments Upon Disability	• Continued payment of current base salary through the end of the calendar year following such disability • Acceleration of SERP benefits • Immediate vesting of unvested stock options	• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits
Payments Upon Death

•

Continued payment of current base salary through the end of the calendar year following such death to Executive's legal representatives

•

Acceleration of SERP benefits

•

Immediate vesting of unvested stock options

• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits
Payments Upon Change in Control without Termination	• Acceleration of SERP benefits • Immediate vesting of unvested stock options (if not assumed)	• Acceleration of SERP benefits • Immediate vesting of unvested stock options and STAP awards (if not assumed)
Payments Upon Termination Following Change in Control	• Same as Payments Upon Involuntary Termination, etc., except that payment of SERP benefits occurs immediately, and is calculated as described above under Supplemental Executive Retirement Plan	• Same as Payments Upon Involuntary Termination, etc. • Acceleration of SERP benefits

*
Payment is equal to greater of payment for the prior year, or the average of such payments for the prior two years.

Provision	Terms Applicable to Mr. Edgemond, Mr. Benkowitz and Dr. Zaccardelli
Payments Upon Involuntary Termination without Cause	• Lump sum payment equal to base salary through the remainder of the agreement term
Payments Upon Disability	• Continued payment of current base salary through date of termination • Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits
Payments Upon Death	• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits
Payments Upon Change in Control without Termination	• Acceleration of SERP benefits • Immediate vesting of unvested stock options and STAP awards (if not assumed)
Payments Upon Termination Following Change in Control

•

Payment of a lump sum cash amount equal to two times the sum of (x) base salary plus (y) the highest of (i) the cash bonus paid to the individual for the year immediately preceding the year in which the change in control occurs, (ii) the cash bonus payable to the individual for the year immediately preceding the year in which the termination of employment occurs, or (iii) the individual's annual target cash bonus.

•

Immediate vesting of unvested stock options and STAP awards

•

Acceleration of SERP benefits

•

Continuation of medical benefits for 24 months

•

Outplacement benefits with a value of $10,000

        As used in the tables above, the following terms are generally defined as follows:

  Cause:

  •
  In the case of Dr. Rothblatt, her willful and continued failure to substantially perform her duties, or willfully engaging in gross misconduct that is materially injurious to us.

  •
  In the case of the other Named Executive Officers, (i) failure to perform any of the material terms or provisions of his employment agreement; (ii) negligent or unsatisfactory performance of duties, after notice and the opportunity to correct such performance; (iii) employment- or profession- related misconduct; (iv) conviction of a crime involving a felony, fraud or embezzlement; or (v) misappropriation of our funds or misuse of assets.

  Good Reason:

  •
  In the case of Dr. Rothblatt, without her consent, the occurrence of any of the following: (i) the assignment of any duties that are inconsistent with her position as Chairman and Chief Executive Officer; (ii) a material adverse change in her reporting responsibilities, titles or offices; (iii) failure to re-elect her to any position she held with us; (iv) a reduction in her base salary or failure to increase her salary consistent with certain other executive salary increases; (v) relocation of 25 miles or more or additional substantially more burdensome travel requirements; (vi) failure to continue her as a participant in any bonus or other incentive plans in which she was participating; (vii) failure to keep in effect certain benefit plans and arrangements; (viii) failure to obtain a successor entity's assumption of the employment agreement; (ix) failure to abide by certain provisions in the employment agreement; or (x) any other material breach of the employment agreement.

  •
  In the case of Dr. Jeffs and Mr. Mahon, his authority and responsibilities being materially diminished without cause.

        Change in Control:    Transfer of control of our company (generally, as a result of an acquisition, merger, hostile takeover or any other reason).

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS UNITED THERAPEUTICS CORPORATION'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

        The Audit Committee of our Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the year 2017. Services provided to us and our subsidiaries by Ernst & Young LLP in 2016 are described under the section entitled Principal Accountant Fees and Services below.

        We ask that our shareholders vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, our Board has chosen to submit the ratification of Ernst & Young LLP's appointment to our shareholders as a matter of good corporate practice. In the event our shareholders do not ratify the appointment of Ernst & Young LLP, such appointment will be reconsidered by our Audit Committee and our Board. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

        Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate shareholder questions and to make such statements as they may desire.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

 REPORT OF OUR AUDIT COMMITTEE AND INFORMATION ON OUR
INDEPENDENT AUDITORS

Report of our Audit Committee

        As the members of the Audit Committee, we oversee United Therapeutics' financial reporting process on behalf of our Board of Directors. We are all independent directors under the listing standards of NASDAQ and the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that Richard Giltner, our Audit Committee Chairman, is an audit committee financial expert as defined under the rules and regulations of the SEC and that each member of our Audit Committee meets the financial sophistication requirement of the NASDAQ listing standards. Our Audit Committee operates under a written charter, which we review periodically and which was adopted by our Board. Our charter is consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the corporate governance rules issued by the SEC and NASDAQ, as they relate to audit committee requirements.

        We have met and held discussions with management and our independent auditors. Management is responsible for the financial reporting process and preparation of United Therapeutics' quarterly and annual consolidated financial statements, including maintaining a system of internal controls and disclosure controls and procedures. Our Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of our independent auditors. Ernst & Young LLP functioned as our independent auditors for 2016. Ernst & Young LLP is responsible for expressing an opinion on (i) the conformity of our financial statements with generally accepted accounting principles and (ii) our internal control over financial reporting. Our Audit Committee does not prepare financial statements or conduct audits.

        In conjunction with the December 31, 2016, audited consolidated financial statements, we have:

  •
  reviewed and discussed United Therapeutics' 2016 audited consolidated financial statements with our management and Ernst & Young LLP, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for us, and the reasonableness of significant judgments;

  •
  reviewed and discussed management's assessments of the effectiveness of internal controls over financial reporting and Ernst & Young LLP's related assessments and auditing procedures;

  •
  discussed with Ernst & Young LLP the overall scope of and plans for our audits and reviews. Our Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss our financial reporting processes and internal accounting controls. We have reviewed all important audit findings prepared by Ernst & Young LLP;

  •
  discussed with Ernst & Young LLP matters that are required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) requirements. Ernst & Young LLP also provided to our Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with our Audit Committee concerning independence. We also discussed with Ernst & Young LLP their independence, including any relationships that may have an impact on their objectivity and independence, and satisfied ourselves as to Ernst & Young LLP's independence. We also reviewed and pre-approved the scope and fees for all audit and other services performed by Ernst & Young LLP for us; and

  •
  met and reviewed with members of senior management and Ernst & Young LLP the certifications provided by our Chairman and Chief Executive Officer and our Chief Financial Officer under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC relating to these certifications and the overall certification process.

        Based on these reviews and discussions, our Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

Submitted by the Audit Committee: Richard Giltner (Chair) Christopher Patusky Tommy Thompson

Principal Accountant Fees and Services

        Fees for professional services provided by Ernst & Young LLP in each of the last two years in each of the following categories were:

	2016	2015
Audit fees	$1,705,114	$1,552,303
Audit-related fees	14,300	16,000
Tax fees:
Fees for tax compliance services	415,234	582,040
Fees for tax consulting services (including tax advice and tax planning)	225,404	231,356

Total tax fees	640,638	813,396
All other fees	1,995	—

	$2,362,047	$2,381,699

        Audit fees include the aggregate fees billed for the audit of our consolidated annual financial statements, reviews of our interim consolidated financial statements included in quarterly reports, accounting and financial reporting consultations and services in connection with registration statements. Audit-related fees include the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Tax fees include the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

        The Audit Committee of our Board of Directors has considered and determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence. Since Ernst & Young LLP's appointment as our independent registered public accounting firm, our Audit Committee has pre-approved all of the services performed by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of our Independent Auditors

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by our independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent auditor provides an engagement letter to our Audit Committee prior to commencing its second-quarter review work, which letter outlines the scope of the proposed audit and audit-related fees. Our Audit Committee reviews the letter and negotiates with and formally engages the auditor.

        For non-audit services, our senior management may from time to time recommend to our Audit Committee that it engage our independent auditor to provide non-audit services, and request our Audit Committee to approve such engagement. Our senior management and our independent auditor will each confirm to our Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget estimating non-audit service spending for the fiscal year will be provided to our Audit Committee along with the request. Our Audit Committee must approve the permissible non-audit services and the budget for such services. Our Audit Committee will be informed periodically as to the non-audit services actually provided by our independent auditor pursuant to this pre-approval process.

 OTHER MATTERS

Certain Relationships and Related Party Transactions

  Review and Approval of Related Party Transactions

        We have adopted a written policy for review of transactions, arrangements and relationships between our company and our directors, director nominees, executive officers, greater-than-five-percent shareholders, and their immediate family members where the amount involved exceeds $100,000. The policy provides that our Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, our Audit Committee takes into account, among other things, whether the transaction is on terms that are no less favorable to our company than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related person's interest in the transaction. The policy also provides the Chairman of our Audit Committee with the authority to approve or ratify transactions in which the amount involved is expected to be less than $500,000. Information on transactions approved or ratified by the Chair of our Audit Committee is provided to our Audit Committee at its next regularly scheduled meeting.

        Our Audit Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with related persons that meet specific criteria. Information on transactions subject to pre-approval is provided to our Audit Committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

  •
  executive officers' compensation that is subject to required proxy statement disclosure or Compensation Committee approval;

  •
  non-employee director compensation that is subject to required proxy statement disclosure;

  •
  certain transactions with other companies and certain charitable contributions that do not exceed the greater of $200,000 or 5% of the other company's or non-profit organization's total annual revenues or receipts; and

  •
  transactions where all shareholders receive proportional benefits.

  Other Relationships

        In March 2006, we entered into an agreement with the University of Oxford to fund an annual lecture in virology at the University of Oxford through 2022. Under this agreement, we are obligated to make 16 annual payments of $27,600, totaling $442,200 (using the exchange rate as of the date of the agreement). We did not make any payments to Oxford during 2016 under this Agreement.

        Our director Raymond Dwek is a co-discoverer of our former iminosugar platform (which we sold in late 2015), was a co-principal investigator under our former research agreement with the University of Oxford, and is Director of the Glycobiology Institute and Professor of Glycobiology at the University of Oxford. Our Board and Nominating and Governance Committee each periodically review our agreement with the University of Oxford in light of Professor Dwek's membership on our Board. As described above under Director Independence, our Board has determined not to designate Professor Dwek as "independent" under the NASDAQ listing standards in an abundance of caution, based on these historical relationships. Our Audit Committee approved these transactions and determined that these transactions do not constitute related party transactions with respect to Professor Dwek.

        From time to time, we employ family members of certain executive officers. During 2016, none of these employees received compensation with a value in excess of $120,000.

Beneficial Ownership of Common Stock

        The following table sets forth certain information as of April 10, 2017 (unless otherwise noted), with respect to the beneficial ownership of our common stock by: (i) each person or entity who we know beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee; (iii) each of our Named Executive Officers (which, for 2016, included our Chairman and Chief Executive Officer, our former President and Co-Chief Executive Officer (through his resignation effective June 26, 2016), our Chief Financial Officer and Treasurer, our President and Chief Operating Officer, our Executive Vice President and General Counsel and our former Executive Vice President and Chief Operating Officer (through his resignation effective June 26, 2016)); and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is our corporate address. In accordance with SEC rules, the number of shares of common stock beneficially owned and the percentage of outstanding shares shown in this table exclude any STAP awards held by our directors and executive officers because they are cash-settled awards that do not involve the issuance of shares of common stock.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares(2)	Vested STAP Awards(3)
BlackRock, Inc.(4)	4,564,763	10.1%	—
55 East 52nd Street,
New York, New York 10055
FMR, LLC(5)	4,040,419	9.0%	—
245 Summer Street,
Boston, Massachusetts 02210
The Vanguard Group(6)	3,528,585	7.8%	—
100 Vanguard Boulevard,
Malvern, PA 19355
Scopia Capital Management LP(7)	3,248,869	7.2%	—
152 West 57th Street, 33rd Floor
New York, NY 10019
Martine Rothblatt(8)	3,387,316	7.1%	—
Paul Mahon(9)	66,051	*	420,374
Tommy Thompson(10)	41,500	*	53,709
Richard Giltner(11)	55,000	*	60,000
Judy Olian(12)	35,000	*	—
Louis Sullivan(13)	30,000	*	75,000
Christopher Patusky(14)	16,300	*	52,500
Christopher Causey(15)	15,975	*	42,500
Raymond Dwek(16)	15,000	*	69,000
Katherine Klein(17)	15,000	*	29,375
Ray Kurzweil(18)	15,000	*	33,750
James Edgemond(19)	12,423	*	26,888
Michael Benkowitz(20)	11,092	*	95,200
Roger Jeffs(21)	12,109	*	262,750
David Zaccardelli	167	*	—
All directors and executive officers as a group (15 persons)(22)	3,727,933	7.8%	1,221,046

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes ownership of those shares over which the person has sole or shared voting or investment power. Beneficial ownership also includes ownership of shares of our common stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days after April 11, 2017. Except where indicated otherwise, and subject to community property laws where applicable, to our knowledge, the persons listed in the table above have sole voting and investment power with respect to their shares of our common stock.

(2)
Ownership percentage is based on 45,054,755 shares of our common stock outstanding on April 10, 2017, plus, as to the holder thereof and no other person, the number of shares (if any) that the person has the right to acquire as of April 10, 2016, or within 60 days thereafter, through the exercise of stock options or other similar rights (including, in the case of Dr. Rothblatt, stock options held by trusts beneficially owned by Dr. Rothblatt and her spouse).

(3)
Represents the number of outstanding, vested STAP awards on April 10, 2017. None of the individuals in the table above have STAP awards scheduled to vest within 60 days after April 10, 2017. Because STAP awards are cash-settled and do not involve the issuance of shares of stock, they are excluded from the other columns of this table.

(4)
Beneficial ownership information obtained from a Schedule 13G/A filed by BlackRock, Inc. on January 17, 2017 reporting beneficial ownership as of December 31, 2016. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 4,267,636 shares, shared voting power over zero shares, sole investment power over 4,564,763 shares, and shared investment power over zero shares.

(5)
Beneficial ownership information obtained from a Schedule 13G/A filed by FMR LLC on February 14, 2017, reporting beneficial ownership as of December 31, 2016. According to the Schedule 13G/A, FMR LLC has sole voting power over 400,247 shares, shared voting power over zero shares, sole investment power over 4,040,419, and shared investment power over zero shares.

(6)
Beneficial ownership information obtained from a Schedule 13G/A filed by the Vanguard Group on February 10, 2017, reporting beneficial ownership as of December 31, 2016. According to the Schedule 13G/A, the Vanguard Group has sole voting power over 36,186 shares, shared voting power over 7,932 shares, sole investment power over 3,484,715 shares, and shared investment power over 43,870 shares.

(7)
Beneficial ownership information obtained from a Schedule 13G/A filed by Scopia Capital Management LP on February 14, 2017, reporting beneficial ownership as of December 31, 2016. According to the Schedule 13G/A, Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich beneficially own the shares reported in the table above, and each has sole voting power over zero shares, shared voting power over 3,248,869 shares, sole investment power over zero shares, and shared investment power over 3,248,869 shares.

(8)
Includes currently exercisable options held by Dr. Rothblatt to purchase 1,003,868 shares, and options held by trusts beneficially owned by Dr. Rothblatt and her spouse to purchase 1,723,869 shares. Also includes 652,028 shares held indirectly by trust, 166 shares held by Dr. Rothblatt's spouse and 7,245 shares held by charitable organizations, and over which Dr. Rothblatt has investment and voting power.

(9)
Includes currently exercisable options to purchase 30,625 shares.

(10)
Includes currently exercisable options to purchase 41,500 shares.

(11)
Includes currently exercisable options to purchase 55,000 shares.

(12)
Includes currently exercisable options to purchase 35,000 shares.

(13)
Includes currently exercisable options to purchase 30,000 shares.

(14)
Includes currently exercisable options to purchase 15,000 shares. Also includes 1,300 shares held in a family trust with Mr. Patusky as trustee.

(15)
Includes currently exercisable options to purchase 15,000 shares. Also includes 975 shares held jointly by Mr. Causey and his children.

(16)
Includes currently exercisable options to purchase 15,000 shares.

(17)
Includes currently exercisable options to purchase 15,000 shares.

(18)
Includes currently exercisable options to purchase 15,000 shares.

(19)
Includes currently exercisable options to purchase 12,250 shares.

(20)
Includes currently exercisable options to purchase 9,800 shares.

(21)
Includes 6,141 shares held directly, and 5,968 shares held indirectly by trust.

(22)
Includes currently exercisable options to purchase 3,016,912 shares. Excludes Drs. Jeffs and Zaccardelli, who resigned effective June 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and 10% shareholders to file reports of ownership of our equity securities with the SEC and to furnish copies of all such reports to us. We routinely assist our officers and directors in preparing and filing these reports. To our knowledge, based on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that for the year ended December 31, 2016, all reporting persons filed the required reports on a timely basis under Section 16(a), with the exception of the following untimely filings, which resulted from administrative error:

  •
  On August 6, 2015, Raymond Dwek exercised 3,000 stock options. This transaction was reported on Form 4 on June 10, 2016.

  •
  On May 20, 2016, Christopher Causey exercised 750 share tracking awards. This transaction was reported on Form 4 on May 25, 2016.

Shareholder Proposals and Director Nominations

  Proposals for Inclusion in the Proxy Statement for the 2018 Annual Meeting

        Shareholder proposals intended for inclusion in our Proxy Statement and form of proxy for our 2018 annual meeting of shareholders must be received by us at the address indicated below no later than 5:00 p.m. Eastern Time on January 5, 2018, unless the date of the 2018 annual meeting is more than thirty (30) days before or after the anniversary of the Annual Meeting, in which case the deadline is a reasonable time before we begin to print and send our proxy materials. In addition, proposals must otherwise comply with the rules of the SEC for inclusion in our Proxy Statement and form of proxy relating to that meeting.

  Director Nominees for Inclusion in the Proxy Statement for the 2017 Annual Meeting

        In 2015, we amended our By-laws to implement proxy access, which allows a shareholder or a group of up to 20 shareholders owning shares representing at least 3% of the outstanding voting stock of our company entitled to vote in the election of directors continuously for at least three years, to nominate and include in our Proxy Statement their own director nominees constituting up to 20% of the total number of directors then serving on our Board (or up to 25% if fewer than 10 directors are then serving on our Board), provided that the shareholder(s) and the nominee(s) satisfy the requirements in our By-laws. Notice of director nominees submitted under these By-law provisions must include the information required under our By-laws. Such notice must be received by our Corporate Secretary at the address indicated below no earlier than the close of business on December 6, 2017 and no later than the close of business on January 5, 2018 unless the date of the 2018 annual meeting is more than thirty (30) days before or forty-five (45) days after the anniversary of the Annual Meeting, in which case such notice must be received by our Corporate Secretary no later than the close of business on the later of the one hundred twentieth (120th) day prior to the 2018 annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2018 annual meeting is first made.

  Other Proposals or Nominees for Presentation at the 2018 Annual Meeting

        In order for a shareholder to bring other business before the 2018 annual meeting of shareholders, including shareholder proposals and director nominations that are not submitted for inclusion in our Proxy Statement, our By-laws require that the shareholder give timely notice of the proposal or nomination, as applicable, to our Corporate Secretary at the address indicated below in advance of the meeting. Such notice must be given no less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the Annual Meeting unless the date of the 2018 annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the Annual Meeting, in which case notice of a proposal or nomination, as applicable, must be received by our Corporate Secretary no later than the close of business on the later of the sixtieth (60th) day prior to the 2018 annual meeting or the tenth (10th) day following the date on which public announcement of the date of the 2018 annual meeting of shareholders is first made. Accordingly, for the 2018 annual meeting, notice of a proposal or nomination, as applicable, must be received by our Corporate Secretary no later than March 30, 2018 and no earlier than February 28, 2018. In addition, the notice of such proposal or nomination must meet all other requirements contained in our By-laws. These requirements are separate from the requirements a shareholder must meet to have a proposal or director nomination included in our Proxy Statement. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote on any such proposal or nomination in accordance with our best judgment.

        All notices of proposals or nominations, as applicable, must be given in writing to our Corporate Secretary by e-mail at corporatesecretary@unither.com, by facsimile at (202) 483-4006 or by overnight mail, acceptance signature required, to United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910.

Other Business

        Management knows of no matters to be presented for action at the Annual Meeting other than as described above. However, if any other matter properly comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such matters in accordance with their judgment of the best interests of our company.

Shareholders Sharing the Same Address

        SEC rules permit the delivery of a single copy of a company's annual report and Proxy Statement, or Notice of Internet Availability, as applicable, to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

        The bank, broker, trust or other holder of record for any shareholder who is a beneficial owner, but not the record holder, of United Therapeutics shares may deliver only one copy of our 2016 Annual Report on Form 10-K and this Proxy Statement, or one copy of the Notice of Internet Availability, as applicable, to multiple shareholders who share the same address, unless the bank, broker, trust or other holder of record has received contrary instructions from one or more of the shareholders. Beneficial owners sharing an address who are receiving multiple copies of the 2016 Annual Report on Form 10-K and this Proxy Statement, or the Notice of Internet Availability, as applicable, and who would prefer to receive a single copy in the future should contact their bank, broker, trust or other holder of record to request delivery of a single copy in the future.

        Our 2016 Annual Report on Form 10-K and this Proxy Statement are available at our website at http://ir.unither.com/annual-proxy.cfm. We will deliver promptly upon written or oral request a separate copy of the 2016 Annual Report on Form 10-K and this Proxy Statement, or the Notice of Internet Availability, as applicable, to any shareholder of record at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of these materials, now or in the future, write to: Investor Relations, 1040 Spring Street, Silver Spring, Maryland 20910 or call (301) 608-9292 and ask for Investor Relations. Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner.

Annual Report

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, has been delivered or made available concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at our Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Shareholders may obtain printed copies of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, without charge by mailing a request to United Therapeutics Corporation, Attention: Investor Relations, 1040 Spring Street, Silver Spring, Maryland 20910. Our copying costs will be charged if copies of exhibits to the Annual Report on Form 10-K are requested. An electronic copy is available on our website: http://ir.unither.com/annual-proxy.cfm.

Attending the Annual Meeting

        If you attend the Annual Meeting in person, you will be asked to present valid, government-issued photo identification, such as a driver's license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

        Attendance at the Annual Meeting is limited to shareholders of United Therapeutics as of the Record Date and their proxy holders or representatives. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

        Our 2017 annual meeting of shareholders will be held at 1110 Spring Street, Silver Spring, Maryland 20910. A map and directions are provided on the inside back cover page of this Proxy Statement. If you need additional information regarding directions or parking, please call (301) 608-9292 and ask for Investor Relations.

ANNEX A
Non-GAAP Financial Information

        This Proxy Statement contains a financial measure, non-GAAP earnings, that does not comply with United States generally accepted accounting principles (GAAP). Non-GAAP earnings is defined as net income, adjusted for the following charges, which are presented net of our annual effective income tax rate, as applicable: (1) interest expense; (2) license fees; (3) depreciation and amortization; (4) impairment charges; (5) share-based compensation expense (stock options, share tracking awards, restricted stock units and employee stock purchase plan); and (6) tax impact on non-GAAP earnings adjustments. This measure supplements our financial results prepared in accordance with GAAP.

        We use non-GAAP earnings to assist us in: (1) planning, including the preparation of our annual operating budget; (2) allocating resources in an effort to enhance the financial performance of our business; (3) evaluating the effectiveness of our operational strategies; and (4) assessing our capacity to fund capital expenditures and expand our business. We believe this non-GAAP financial measure improves investors' understanding of our financial results by excluding certain expenses that we do not consider when evaluating and comparing the performance of our core operations and making operating decisions. However, there are limitations in the use of this non-GAAP financial measure in that it excludes certain operating expenses that are recurring in nature. In addition, our calculation of this non-GAAP financial measure may differ from the methodology used by other companies. The presentation of this non-GAAP financial measure should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. A reconciliation of net income, the most directly comparable GAAP financial measure, to non-GAAP earnings is presented below (in millions):

Year Ended December 31, 2016
Net income, as reported	$713.7
Adjust for the following charges:
Interest expense	3.9
Depreciation and amortization	31.6
Impairment charges	4.3
Share-based compensation expense	12.1
Tax benefit(1)	(17.0)

Non-GAAP earnings	$748.6

(1)
Non-GAAP earnings adjustments are presented net of the impact of our actual effective income tax rate of approximately 33 percent for the year ended December 31, 2016.

A-1

FAIRVIEW RD
SPRING ST
C
A
B
GEORGIA AVE
CAMERON ST
COLESVILLE RD

United Therapeutics CORPORATION
MEDICINES FOR LIFE®

A Spring Street Public Parking Garage
Intersection of Spring Street and Fairview Road

B Cameron Street Public Parking Garage
Intersection of Cameron Street and Fenton Street

C Shareholder Meeting Entrance
1110 Spring Street

Driving Directions from Washington D.C.

Head north on 16th Street NW
At the traffic circle, continue north onto 16th Street
Bear right onto Spring Street

- **A** Spring Street Public Parking Garage entrance will be on the right hand side, at the intersection of Fairview Road and Spring Street.
- **B** Turn right on Cameron Street. Cameron Street Public Parking Garage entrance will be on the right hand side at the intersection of Cameron Street and Fenton Street.
- **C** Shareholder Meeting entrance is on the right hand side, 200 feet past the intersection of Fairview Road and Spring Street.

Driving Directions from I-95

Take exit 27 to merge onto I-495 W toward Silver Spring
Take exit 30 to merge onto US-29 S/Colesville Road toward Silver Spring
Turn Right on Spring Street

- **A** Spring Street Public Parking Garage entrance will be on the left hand side, at the intersection of Fairview Road and Spring Street.
- **B** Turn left on Cameron Street. Cameron Street Public Parking Garage entrance will be on the right hand side at the intersection of Cameron Street and Fenton Street.
- **C** Shareholder Meeting entrance is on the left hand side, 200 feet before the intersection of Fairview Road and Spring Street

Walking Directions from the Silver Spring Metro Station

Head north on Colesville Road towards 2nd Avenue
Turn left on 2nd Avenue
Turn Right on Cameron Street

- **C** Turn left on Spring Street. Shareholder Meeting entrance is on the left hand side, 200 feet before the intersection of Fairview Road and Spring Street.

. Admission Ticket Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Time, on June 28, 2017. Vote by Internet • Go to www.investorvote.com/UTHR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, A VOTE “FOR” THE APPROVAL OF PROPOSALS 2 AND 4 AND A VOTE FOR “ONE YEAR” ON PROPOSAL 3. + For Against Abstain 1. Election of Directors Nominees: 1a - Raymond Dwek 1b - Christopher Patusky 1c - Tommy Thompson ForAgainst Abstain ForAgainst Abstain 2. Advisory resolution to approve executive compensation. 4. Ratification of the appointment of Ernst & Young LLP as United Therapeutics Corporation’s independent registered public accounting firm for 2017. 1 Year 2 Years 3 Years Abstain 3. Advisory vote on frequency of future advisory votes to approve executive compensation. Should the undersigned be present and elect to vote at the annual meeting of shareholders or at any adjournment or postponement thereof and after notification to United Therapeutics Corporation at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as the name(s) appears on this proxy card. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder should sign. If shareholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02JGYB Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. 2017 Annual Meeting Admission Ticket United Therapeutics Corporation 2017 Annual Meeting of Shareholders June 28, 2017, 4:00 p.m. local time 1110 Spring Street, Silver Spring, MD 20910 If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only outdoors. The meeting location is accessible to disabled persons. Space is limited, and shareholders will be admitted on a first-come, first-served basis. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 28, 2017 The Proxy Statement and the 2016 Annual Report to Shareholders on Form 10-K are available at: http://ir.unither.com/annual-proxy.cfm q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — UNITED THERAPEUTICS CORPORATION Proxy for the 2017 Annual Meeting of Shareholders to be Held on June 28, 2017 This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Martine Rothblatt and Paul Mahon, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of United Therapeutics Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of our company to be held on June 28, 2017 at 4:00 p.m. local time at 1110 Spring Street, Silver Spring, MD 20910, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4 AND FOR 1 YEAR ON PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. The undersigned acknowledges receipt from United Therapeutics Corporation prior to the execution of this proxy of the notice of annual meeting of shareholders, a Proxy Statement and a 2016 Annual Report on Form 10-K. PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY

. + Vote by Internet • Go to www.investorvote.com/UTHR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the United Therapeutics Corporation Shareholder Meeting to be Held on June 28, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2016 annual report to shareholders on Form 10-K are available at: www.investorvote.com/UTHR Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/UTHR. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. Q When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 11, 2017 to facilitate timely delivery. + 2 N O T 02JH0B Shareholder Meeting Notice & Admissions Ticket IMPORTANT ANNUAL MEETING INFORMATION

. The United Therapeutics Annual Meeting of Shareholders will be held on June 28, 2017 at 1110 Spring Street, Silver Spring, MD 20910, at 4:00 p.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR each of the nominees named in Proposal 1, FOR Proposals 2 and 4 and “1 YEAR” on Proposal 3. 1. 2. 3. 4. Election of Directors: Raymond Dwek, Christopher Patusky and Tommy Thompson. Advisory resolution to approve executive compensation. Advisory vote on frequency of future advisory votes to approve executive compensation. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 2017 Annual Meeting Admission Ticket United Therapeutics Corporation 2017 Annual Meeting of Shareholders June 28, 2017, 4:00 p.m. local time 1110 Spring Street, Silver Spring, MD 20910 If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only outdoors. The meeting location is accessible to disabled persons. Space is limited, and shareholders will be admitted on a first-come, first-served basis. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/UTHR. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send an email to investorvote@computershare.com with “Proxy Materials United Therapeutics Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 11, 2017. g g 02JH0B Shareholder Meeting Notice & Admissions Ticket